Exhibit 99.2

Part II, Item 8 and 9A of 2006 10-K, As Revised

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures.

Our management evaluated, with the participation of our Chief Executive Officer and Chief Financial Officer, the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, as a result of the material weakness described below, our principal executive officer and our principal financial officer have concluded that, as of the end of the period covered by this report, our disclosure controls and procedures were not effective. Disclosure controls and procedures mean our controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Securities Exchange Act of 1934 is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Evaluation of Internal Control Over Financial Reporting.

As part of our compliance efforts relative to Section 404 of Sarbanes-Oxley Act of 2002, management assessed the effectiveness of internal control over financial reporting as of December 31, 2006. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Based on the assessment, management identified a material weakness in our internal control over accounting for income taxes. The material weakness in internal control related to a lack of personnel with adequate expertise in income tax accounting matters, a lack of documentation, insufficient historical analysis and ineffective reconciliation procedures. These deficiencies represent a material weakness in internal control over financial reporting on the basis that there is more than a remote likelihood that a material misstatement in the Company’s interim or annual financial statements due to errors in accounting for income taxes could occur and would not be prevented or detected by its internal control over financial reporting. Because of this material weakness in internal control over financial reporting, management concluded that, as of December 31, 2006, our internal control over financial reporting was not effective based on the criteria set forth by COSO.

Management’s report on internal control over financial reporting as of December 31, 2006 appears on page F-2 and is incorporated herein by reference. The report of Deloitte & Touche LLP on management’s assessment and the effectiveness of internal control over financial reporting are set forth in Part IV, Item 15 of this annual report.

1

Discussion on Income Tax Material Weakness.

Our income tax accounting in 2006 had significant complexity due to impairment of assets, cancellation of indebtedness, a significant number of foreign subsidiary legal entities and various tax contingencies. To address this complexity, we instituted other procedures and outsourced the more complex areas of our income tax work to third party tax service providers. While these steps have helped address some of the internal control deficiencies noted above, they have not been sufficient to conclude that our internal control over accounting for income taxes was effective as of December 31, 2006. Accordingly, we have, and will continue, to conduct significant remediation activities including:

•	Hiring of additional full time tax accounting staff;

•	Increased use of third party tax service providers for the more complex areas of our income tax accounting; and

•	Increased formality and rigor of controls and procedures over accounting for income taxes.

To address the control weakness described above, we performed additional analysis and other procedures in order to prepare the consolidated financial statements in accordance with generally accepted accounting principles in the United States. Accordingly, management believes that the consolidated financial statements included in this Annual Report on Form 10-K fairly present, in all material respects, our financial condition, results of operations and cash flows for the periods presented.

Changes in Internal Control.

Other than the changes in accounting for income taxes noted above, there have been no changes in our internal control over financial reporting or in other factors that could significantly affect internal controls over financial reporting, that occurred during the quarter ended December 31, 2006, that have materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

2

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of Primus Telecommunications Group, Incorporated (“Primus” or the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. The Company’s internal control system over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that:

1.	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

2.	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the company; and

3.	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in condition, or that the degree of compliance with the policies or procedures may deteriorate.

The Company’s management assessed the effectiveness of its internal control over financial reporting as of December 31, 2006. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on management’s assessment and those criteria, management believes that Primus did not maintain effective internal control over financial reporting as of December 31, 2006, due to the material weakness in the Company’s internal control over accounting for income taxes (details provided in Item 9A. Controls and Procedures of the Company’s Annual Report on Form 10-K for the period ended December 31, 2006).

The Company’s independent registered public accounting firm, Deloitte & Touche LLP, has issued an audit report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. This report appears on page F-4.

/s/ K. PAUL SINGH	March 29, 2007
K. Paul Singh Chairman, President and Chief Executive Officer and Director

/s/ THOMAS R. KLOSTER	March 29, 2007
Thomas R. Kloster Chief Financial Officer (Principal Financial Officer)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Primus Telecommunications Group, Incorporated and subsidiaries

McLean, Virginia

We have audited the accompanying consolidated balance sheets of Primus Telecommunications Group, Incorporated and subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficit, cash flows and comprehensive loss for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule included herein. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Primus Telecommunications Group, Incorporated and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, in 2006 the Company changed its method of accounting for share-based payments to conform to Financial Accounting Standards Board (FASB) No. 123(R), Share-based Payment.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 29, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

March 29, 2007

(June 1, 2007 as to the effects of the sale of Planet Domain as described in Notes 18 and 21) and

(June 19, 2007 as to the Primus Telecommunications IHC, Inc. guarantor disclosure in Note 20)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Primus Telecommunications Group, Incorporated and subsidiaries

McLean, Virginia

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that Primus Telecommunications Group, Incorporated and subsidiaries (the Company) did not maintain effective internal control over financial reporting as of December 31, 2006, because of the effect of the material weakness identified in management’s assessment based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness related to accounting for income taxes has been identified and included in management’s assessment:

The design of the Company’s internal control over financial reporting lacked effective controls for the proper reconciliation of the components of its parent company and subsidiaries’ income tax assets and liabilities to related consolidated balance sheet accounts, including a detailed comparison of items filed in the subsidiaries’ tax returns to the corresponding calculations of balance sheet tax accounts prepared in accordance with accounting principles generally accepted in the United States of America, nor maintain effective controls to review and monitor the accuracy of the components of the income tax provision calculations and related deferred income taxes, and to monitor the differences between the income tax basis and the financial reporting basis of assets and liabilities to effectively reconcile deferred tax balances. These control deficiencies resulted in adjustments to the deferred tax assets, valuation allowance and net operating loss and could result in a misstatement of the current and deferred income taxes and related disclosures that would result in a material misstatement of annual or interim financial statements.

This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2006, of the Company and this report does not affect our report on such financial statements and financial statement schedule.

In our opinion, management’s assessment that the Company did not maintain effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Also in our opinion, because of the effect of the material weakness described above on the achievement of the control objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2006 of the Company and our report dated March 29, 2007 (June 1, 2007 as to the effects of the sale of Planet Domain as described in Notes 18 and 21) and (June 19, 2007 as to the Primus Telecommunications IHC, Inc. guarantor disclosure in Note 20) expressed an unqualified opinion on those financial statements and financial statement schedule and included an explanatory paragraph regarding the Company’s adoption of a new accounting standard.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

March 29, 2007

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Year Ended December 31,
	2006	2005	2004
NET REVENUE	$1,007,255	$1,173,018	$1,337,129
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	662,186	778,227	814,400
Selling, general and administrative	286,189	377,794	391,457
Depreciation and amortization	47,536	86,562	91,699
Loss on sale or disposal of assets	16,097	13,364	1,941
Asset impairment write-down	209,248	—	1,624

Total operating expenses	1,221,256	1,255,947	1,301,121

INCOME (LOSS) FROM OPERATIONS	(214,001)	(82,929)	36,008
INTEREST EXPENSE	(54,169)	(53,436)	(50,523)
ACCRETION ON DEBT DISCOUNT	(1,732)	—	—
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	5,373	—	—
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	7,409	(1,693)	(10,982)
INTEREST AND OTHER INCOME	3,693	2,282	11,108
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	10,633	(17,628)	6,588

LOSS BEFORE INCOME TAXES	(242,794)	(153,404)	(7,801)
INCOME TAX EXPENSE	(4,866)	(3,808)	(5,686)

LOSS FROM CONTINUING OPERATIONS	(247,660)	(157,212)	(13,487)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	2,287	2,832	2,906
GAIN ON SALE OF DISCONTINUED OPERATIONS, net of tax	7,415	—	—

NET LOSS	(237,958)	(154,380)	(10,581)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations	$(2.20)	$(1.65)	$(0.15)
Income from discontinued operations	0.02	0.03	0.03
Gain on sale of discontinued operations	0.06	—	—

Net loss	$(2.12)	$(1.62)	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,366	95,384	89,537

Diluted	112,366	95,384	89,537

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$64,317	$42,999
Accounts receivable (net of allowance for doubtful accounts receivable of $17,296 and $16,788)	118,012	141,909
Prepaid expenses and other current assets	24,278	31,905

Total current assets	206,607	216,813
RESTRICTED CASH	8,415	10,619
PROPERTY AND EQUIPMENT—Net	111,682	285,881
GOODWILL	34,893	85,745
OTHER INTANGIBLE ASSETS—Net	2,762	11,392
OTHER ASSETS	27,891	30,639

TOTAL ASSETS	$392,250	$641,089

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$70,586	$83,941
Accrued interconnection costs	48,942	64,333
Deferred revenue	18,315	30,037
Accrued expenses and other current liabilities	46,984	31,400
Accrued income taxes	17,921	16,339
Accrued interest	13,627	13,268
Current portion of long-term obligations	36,997	16,092

Total current liabilities	253,372	255,410
LONG-TERM OBLIGATIONS (net of discount of $5,354 and $0)	607,077	619,120
OTHER LIABILITIES	56	2,893

Total liabilities	860,505	877,423

COMMITMENTS AND CONTINGENCIES (See Notes 2 and 8.)
STOCKHOLDERS’ DEFICIT:
Preferred stock: Not Designated, $0.01 par value—1,410,050 shares authorized; none issued and outstanding; Series A and B, $0.01 par value—485,000 shares authorized; none issued and outstanding; Series C, $0.01 par value—559,950 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value—300,000,000 shares authorized; 113,848,540 and 105,254,552 shares issued and outstanding	1,138	1,053
Additional paid-in capital	692,941	686,196
Accumulated deficit	(1,087,996)	(850,038)
Accumulated other comprehensive loss	(74,338)	(73,545)

Total stockholders’ deficit	(468,255)	(236,334)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$392,250	$641,089

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands)

	Common Stock				Accumulated Other Comprehensive Loss
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit		Stockholders’ Deficit
BALANCE, JANUARY 1, 2004	88,473	885	651,159	(685,077)	(63,333)	(96,366)
Common shares issued upon exercise of stock options	682	7	1,070	—	—	1,077
Common shares issued for compensation	—	—	10	—	—	10
Common shares issued under employee stock purchase plan	124	1	324	—	—	325
Common shares issued for business acquisitions	734	7	6,066	—	—	6,073
Common shares cancelled for Restricted Stock Plan	(1)	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	(9,294)	(9,294)
Net loss	—	—	—	(10,581)	—	(10,581)

BALANCE, DECEMBER 31, 2004	90,012	$900	$658,629	$(695,658)	$(72,627)	$(108,756)
Common shares issued upon exercise of stock options	34	1	53	—	—	54
Common shares issued under employee stock purchase plan	224	2	200	—	—	202
Common shares issued in exchange for the Company’s convertible subordinated debentures	9,820	98	22,980	—	—	23,078
Common shares issued in exchange for the Company’s senior notes	5,165	52	4,334	—	—	4,386
Foreign currency translation adjustment	—	—	—	—	(918)	(918)
Net loss	—	—	—	(154,380)	—	(154,380)

BALANCE, DECEMBER 31, 2005	105,255	$1,053	$686,196	$(850,038)	$(73,545)	$(236,334)
Common shares issued for cash	6,667	66	4,934	—	—	5,000
Common shares issued under employee stock purchase plan	102	1	57	—	—	58
Common shares issued in exchange for the Company’s senior notes	1,825	18	1,333	—	—	1,351
Stock option compensation expense			545			545
Offering cost for sale of stock			(124)	—	—	(124)
Foreign currency translation adjustment	—	—	—	—	(793)	(793)
Net loss	—	—	—	(237,958)	—	(237,958)

BALANCE, DECEMBER 31, 2006	113,849	$1,138	$692,941	$(1,087,996)	$(74,338)	$(468,255)

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(237,958)	$(154,380)	$(10,581)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts receivable	15,094	21,522	20,210
Stock compensation expense	545	—	10
Depreciation and amortization	48,156	87,729	92,744
Loss on sale or disposal of assets	8,706	13,380	1,941
Asset impairment write-down	209,248	—	1,624
Accretion of debt discount	1,732	—	—
Equity investment write-off and loss	—	249	412
Change in fair value of derivatives embedded within convertible debt	(5,373)	—	—
(Gain) loss on early extinguishment of debt	(7,409)	1,693	10,982
Other	(1,110)	(381)	(452)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	(11,736)	11,208	(10,476)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	14,825	19,276	361
Decrease in prepaid expenses and other current assets	9,367	4,077	3,702
(Increase) decrease in other assets	1,173	(1,599)	(10,927)
Increase (decrease) in accounts payable	(18,427)	(33,792)	7,943
Decrease in accrued interconnection costs	(18,210)	(12,297)	(20,155)
Increase (decrease) in accrued expenses, accrued income taxes, deferred revenue, other current liabilities and other liabilities	3,823	(7,313)	(14,880)
Increase (decrease) in accrued interest	424	(90)	938

Net cash provided by (used in) operating activities	12,870	(50,718)	73,396

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(33,016)	(49,823)	(41,786)
Cash from disposition of business, net of cash disposed	12,947	—	—
Cash used for business acquisitions, net of cash acquired	(227)	(243)	(29,608)
(Increase) decrease in restricted cash	2,427	5,813	(4,186)

Net cash used in investing activities	(17,869)	(44,253)	(75,580)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	35,291	112,717	242,240
Deferred financing costs	(2,850)	(3,000)	(7,000)
Purchase of the Company’s debt securities	—	—	(207,472)
Principal payments on long-term obligations	(11,907)	(20,269)	(35,564)
Proceeds from sale of common stock, net of issuance costs	4,934	256	1,402

Net cash provided by (used in) financing activities	25,468	89,704	(6,394)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	849	(1,402)	(5,820)

NET CHANGE IN CASH AND CASH EQUIVALENTS	21,318	(6,669)	(14,398)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	42,999	49,668	64,066

CASH AND CASH EQUIVALENTS, END OF PERIOD	$64,317	$42,999	$49,668

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$51,487	$50,932	$47,529
Cash paid for taxes	$2,971	$7,704	$1,054
Non-cash investing and financing activities:
Capital lease additions	$135	$7,234	$436
Leased fiber capacity additions	$—	$—	$3,820
Property and equipment, accrued in current liabilities	$—	$517	$—
Common stock issued for business acquisition	$—	$—	$6,073
Business acquisitions, financed by long-term obligations	$—	$2,064	$3,740
Business acquisition costs, accrued in current liabilities	$—	$—	$229
Settlement of outstanding debt with issuance of common stock	$1,351	$27,464	$—
Settlement of outstanding debt with issuance of new convertible debt	$(27,417)	$—	$—
Issuance of new convertible debt in exchange for convertible subordinated debentures	$27,481	$—	$—
Settlement of outstanding debt with issuance of new exchangeable debt	$(54,750)	$—	$—
Issuance of new exchangeable debt in exchange for convertible senior debentures	$47,102	$—	$—

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	For the Year Ended December 31,
	2006	2005	2004
NET LOSS	$(237,958)	$(154,380)	$(10,581)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(444)	(918)	(9,294)
Reclassification of foreign currency translation adjustment for loss from the India transaction included in net loss	(349)	—	—

COMPREHENSIVE LOSS	$(238,751)	$(155,298)	$(19,875)

See notes to consolidated financial statements.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

Primus Telecommunications Group, Incorporated, (“Primus” or the “Company”) is an integrated telecommunications services provider offering a portfolio of international and domestic voice, wireless, Internet, voice-over-Internet protocol (VOIP), data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Australia, Canada, the United Kingdom and western Europe. The Company’s focus is to service the demand for high quality, competitively priced communications services that is being driven by the globalization of the world’s economies, the worldwide trend toward telecommunications deregulation and the growth of broadband, Internet, VOIP, wireless and data traffic.

The Company targets customers with significant telecommunications needs, including small- and medium-sized enterprises (SMEs), multinational corporations, residential customers, and other telecommunications carriers and resellers. The Company provides services over its global network, which consists of:

•

15 carrier-grade international gateway and domestic switching systems (the hardware/software devices that direct the voice traffic across the network) in the United States, Canada, Australia, Europe and Japan;

•	approximately 350 interconnection points to the Company’s network, or points of presence (POPs), within its service regions and other markets;

•	undersea and land-based fiber optic transmission line systems that the Company owns or leases and that carry voice and data traffic across the network; and

•

global network and data centers that use a high-bandwidth network standard (asynchronous transfer mode) and Internet-based protocol (ATM+IP) to connect with the network. The global VOIP network is based on routers and gateways with an open network architecture which connects the Company’s partners in over 150 countries.

The Company is incorporated in the state of Delaware and operates as a holding company of wholly-owned operating subsidiaries in the United States, Canada, Europe and the Asia-Pacific region.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Legal Matter—On January 26, 2007, a group of plaintiffs who allegedly held approximately $91 million principal amount of 8% Senior Notes due 2014 issued by Primus Telecommunications Holding, Inc., (“Holding”), a wholly owned subsidiary of Primus Telecommunications Group, Incorporated (“Group”), filed suit in the United States District Court for the Southern District of New York alleging that Group and Holding were insolvent and that funds to be used to make a February 15, 2007 principal payment of $22.7 million to holders of Group’s outstanding 2000 Convertible Subordinated Debentures had been or would be impermissibly transferred from Holding or its subsidiaries to Group. The plaintiffs allege that the intercompany transfers were or would be fraudulent conveyances or illegal dividends and that the February 15 , 2007 payment by Group to holders of the 2000 Convertible Subordinated Debentures also would be a fraudulent transfer. The complaint sought declarative and injunctive relief to prevent, set aside or declare illegal or fraudulent certain transfers of funds from Holding to Group and injunctive relief to prevent certain payments or disbursements of funds by Group in respect of outstanding obligations of Group that are payable, including the $22.7 million payable by Group in respect of Group’s outstanding 2000 Convertible Subordinated Debentures due February 15, 2007. Plaintiffs were allowed expedited discovery and moved for a preliminary injunction to prevent Group from making the February 15, 2007 payment. On February 14, 2007, after a three-day trial, the plaintiffs’ request for a preliminary injunction was denied by the court. Accordingly, on February 15, 2007, Group satisfied and paid the $22.7 million in respect of the 2000 Convertible Subordinated Debentures. Group and Holding have notified the plaintiffs and the court that they intend to file a motion to dismiss the remaining elements of the complaint. Since the complaint was filed, seven of the sixteen plaintiffs have voluntarily dismissed their claims. If the plaintiffs were to succeed on their claims, it could put in jeopardy the Company’s ability to make certain payment obligations timely. However, Group and Holding believe that the claims concerning this litigation are without merit and will continue to defend the matter vigorously.

Principles of Consolidation—The consolidated financial statements include the Company’s accounts, its wholly-owned subsidiaries and all other subsidiaries over which the Company exerts control. The Company owns 51% of the common stock of Matrix Internet, S.A. (“Matrix”), 51% of CS Communications Systems GmbH and CS Network GmbH (“Citrus”) and owned approximately 85% of Direct Internet Limited (“DIL”) (the India operations) through June 23, 2006, in all of which the Company has or had a controlling interest. In the second quarter 2006, the Company consummated a share purchase agreement with Videsh Sanchar Nigam Limited (“VSNL”), whereby VSNL purchased 100% of the stock of DIL. The Company has agreed to purchase an additional 39% of Matrix with the purchase price to be paid in cash and is awaiting certain conditions to be met before closing can be completed. All intercompany profits, transactions and balances have been eliminated in consolidation. The Company uses the equity method of accounting for its investment in Bekkoame Internet, Inc. (“Bekko”).

Revenue Recognition and Deferred Revenue—Net revenue is derived from carrying a mix of business, residential and carrier long distance traffic, data and Internet traffic, and also from the provision of local and wireless services.

For voice and wholesale VOIP, net revenue is earned based on the number of minutes during a call and is recorded upon completion of a call, adjusted for allowance for doubtful accounts receivable, service credits and service adjustments. Revenue for a period is calculated from information received through the Company’s network switches. Customized software has been designed to track the information from the switch and analyze the call detail records against stored detailed information about revenue rates. This software provides the Company the ability to do a timely and accurate analysis of revenue earned in a period. Separate prepaid services software is used to track additional information related to prepaid service usage such as activation date, monthly usage amounts and expiration date. Revenue on these prepaid services is recognized as service is provided until expiration when all unused minutes, which are no longer available to the customers, are recognized as revenue.

Net revenue is also earned on a fixed monthly fee basis for unlimited local and long distance plans and for the provision of data/Internet services (including retail VOIP). Data/Internet services include monthly fees collected for the provision of dedicated and dial-up access at various speeds and bandwidths. These fees are recognized as access is provided on a monthly basis. Additionally, service activation and installation fees are deferred and amortized over the longer of the average customer life or the contract term. The Company records payments received in advance for services and services to be provided under contractual agreements, such as Internet broadband and dial-up access, as deferred revenue until such related services are provided.

A portion of revenue, representing less than 1% of total revenue, is earned from the sale of wireless handsets and VOIP routers. The Company applies the provisions of Emerging Issues Task Force (EITF) Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” which provides guidance on when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The Company has concluded that EITF Issue No. 00-21 requires the Company to account for the sale of wireless handsets and VOIP routers and the related cost of handset and router revenues as a separate unit of accounting when title to the handset or router passes to the customer. Revenue recognized is the portion of the activation fees allocated to the router or handset unit of accounting in the statement of operations when title to the router or handset passes to the customer. The Company defers the portion of the activation fees allocated to the service unit of accounting, and recognize such deferred fees on a straight-line basis over the contract life in the statement of operations.

Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments.

Presentation of Sales Taxes Collected—The Company reports any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between the Company and a customer (including sales, use, value-added and some excise taxes) on a net basis (excluded from revenues).

Cost of Revenue—Cost of revenue includes network costs that consist of access, transport and termination costs. A portion of cost of revenue, representing less than 1% of total cost of revenue, consists of the product cost of wireless handsets and VOIP routers. The majority of the Company’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense. Such costs are recognized when incurred in connection with the provision of telecommunications services.

Foreign Currency Transaction—Foreign currency transactions are transactions denominated in a currency other than a subsidiary’s functional currency. A change in the exchange rates between a subsidiary’s functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is reported by the Company as a foreign currency transaction gain (loss). The primary component of the Company’s foreign currency transaction gain (loss) is due to written agreements in place with certain subsidiaries in foreign countries regarding intercompany loans. The Company anticipates repayment of these loans in the foreseeable future, and recognizes the realized and unrealized gains or losses on these transactions that result from foreign currency changes in the period in which they occur as foreign currency transaction gain (loss).

Income Taxes—The Company recognizes income tax expense for financial reporting purposes following the asset and liability approach for computing deferred income taxes. Under this method, the deferred tax assets and liabilities are determined based on the difference between financial reporting and tax bases of assets and liabilities based on enacted tax rates. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currency Translation—The assets and liabilities of the Company’s foreign subsidiaries are translated at the exchange rates in effect on the reporting date. The net effect of such translation gains and losses are reflected within accumulated other comprehensive loss in the stockholders’ deficit section of the balance sheet. Income and expenses are translated at the average exchange rate during the period.

Cash and Cash Equivalents—Cash and cash equivalents are comprised principally of amounts in money market accounts, operating accounts, certificates of deposit, and overnight repurchase agreements with original maturities of three months or less.

Restricted Cash—Restricted cash consists of bank guarantees and certificates of deposit utilized to support letters of credit and contractual obligations.

Advertising Costs—In accordance with Statement of Position 93-7, “Reporting on Advertising Costs,” costs for advertising are expensed as incurred. Advertising expense for the years ended December 31, 2006, 2005 and 2004 was $22.7 million, $35.0 million and $40.6 million, respectively.

Property and Equipment—Property and equipment is recorded at cost less accumulated depreciation, which is provided on the straight-line method over the estimated useful lives of the assets. Cost includes major expenditures for improvements and replacements which extend useful lives or increase capacity of the assets as well as expenditures necessary to place assets into readiness for use. Expenditures for maintenance and repairs are expensed as incurred. The estimated useful lives of property and equipment are as follows: network equipment—5 to 8 years, fiber optic and submarine cable—8 to 25 years, furniture and equipment—5 years, leasehold improvements and leased equipment—shorter of lease or useful life. In accordance with Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” costs for internal use software that are incurred in the preliminary project stage and in the post-implementation stage are expensed as incurred. Costs incurred during the application development stage are capitalized and amortized over the estimated useful life of the software.

Fiber Optic and Submarine Cable Arrangements—The Company obtains capacity on certain fiber optic and submarine cables under three types of arrangements. The Indefeasible Right of Use (“IRU”) basis provides the Company the right to use a cable for the estimated economic life of the asset according to the terms of the IRU agreement with most of the rights and duties of ownership. The Minimum Assignable Ownership Units (“MAOU”) basis provides the Company an ownership interest in the fiber optic cable with certain rights to control and to manage the facility. The Company accounts for both IRU and MAOU agreements under network equipment and depreciates the recorded asset over the term of the agreement which is generally 25 years. The Company also enters into shorter-term arrangements with other carriers which provide the Company the right to use capacity on a cable but without any rights and duties of ownership. Under these shorter-term arrangements, the costs are expensed in the period the services are provided.

Goodwill and Other Intangible Assets—Under Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually (October 1 for Primus) for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives will be amortized over their useful lives and are subject to the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Impairment analysis for goodwill and other indefinite lived intangible assets is also triggered by the performance of a SFAS No. 144 analysis.

The Company’s reporting units are the same as its operating segments as each segment’s components have been aggregated and deemed a single reporting unit because they have similar economic characteristics. Each component is similar in that they each provide telecommunications services for which all of the resources and costs are drawn from the same pool, and are evaluated using the same business factors by management. Furthermore, segment management measures results and allocates resources for the segment as a whole and utilizes country by country financials for statutory reporting purposes.

Goodwill impairment is tested using a two-step process that begins with an estimation of the fair value of each reporting unit. The first step is a screen for potential impairment by comparing the fair value of a reporting unit with its carrying amount. The second step measures the amount of impairment loss, if any, by comparing the implied fair value of the reporting unit goodwill with its carrying amount.

In estimating fair value of its reporting units, the Company compares market capitalization of its common stock, distributed between the reporting units based on adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) projections, to the equivalent carrying value (total assets less total liabilities) of such reporting unit. When its carrying value of a reporting unit is a negative value, the Company proceeds to use alternative valuation techniques. These techniques include comparing total fair value of invested capital, distributed between the reporting units based on adjusted EBITDA projections, to the equivalent carrying value (book equity plus book long-term obligations). The carrying value of each reporting unit includes an allocation of the corporate invested capital based on relative size of the reporting units’ intercompany payables and invested capital. Using the Company’s adjusted EBITDA projections is a judgment item that can significantly affect the outcome of the analysis, both in basing the allocation on the most relevant time period as well as in allocating fair value between reporting units.

Valuation of Long-Lived Assets—The Company reviews intangible and other long-lived assets whenever events or changes indicate that the carrying amount of an asset may not be recoverable. In making such evaluations, the Company compares the expected undiscounted future cash flows to the carrying amount of the assets. If the total of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company is required to make estimates of the fair value of the long-lived assets in order to calculate the impairment loss equal to the difference between the fair value and carrying value of the assets.

The Company makes significant assumptions and estimates in this process regarding matters that are inherently uncertain, such as determining asset groups and estimating future cash flows, remaining useful lives, discount rates and growth rates. The resulting undiscounted cash flows are projected over an extended period of time, which subjects those assumptions and estimates to an even larger degree of uncertainty. While the Company believes that its estimates are reasonable, different assumptions could materially affect the valuation of the long-lived assets. During 2006, the Company completed an evaluation of its expected future cash flows compared to the carrying value of its assets based on estimates of its expected results of operations. The Company derives future cash flow estimates from its historical experience and its internal business plans, which include consideration of industry trends, competitive actions, technology changes, regulatory actions, available financial resources for marketing and capital expenditures and changes in its underlying cost structure.

The Company has concluded that it has one asset group; the network. This is due to the nature of its telecommunications network which utilizes all of the POPs, switches, cables and various other components throughout the network to form seamlessly the telecommunications gateway over which its products and services are carried for any given customer’s phone call or data or Internet transmission. Furthermore, outflows to many of the external network providers are not separately assignable to revenue inflows for any phone call or service plan.

The Company makes assumptions about the remaining useful life of its long-lived assets. The assumptions are based on the average life of its historical capital asset additions, its historical asset purchase trend and that its primary assets, its network switches, have an 8-year life. Because of the nature of its industry, the Company also assumes that the technology changes in the industry render all equipment obsolete with no salvage value after their useful lives. In certain circumstances in which the underlying assets could be leased for an additional period of time, the Company has included such estimated cash flows in its estimate.

The estimate of the appropriate discount rate to be used to apply the present value technique in determining fair value was the Company’s weighted average cost of capital which is based on the effective rate of its long-term debt obligations at the current market values as well as the current volatility and trading value of our common stock.

Deferred Financing Costs—Deferred financing costs incurred in connection with the step up convertible subordinated debentures due August 2009 (“Step Up Convertible Subordinated Debentures”), the senior secured term loan facility (the “Facility”), the 8% senior notes due 2014 (“2004 Senior Notes”), the 3  3/4% convertible senior notes due 2010 (“2003 Convertible Senior Notes”), the 5  3/4% convertible subordinated debentures due February 2007 (“2000 Convertible Subordinated Debentures”), the 12  3/4% senior notes due 2009 (“October 1999 Senior Notes”), and other financing arrangements are reflected within other assets and are being amortized over the life of the respective financing arrangements using the effective interest method. As the Company makes debt repurchases, corresponding amounts of deferred financing costs are written-off in determining the gain or loss on early extinguishment of debt.

Derivative Instruments—The Company does not hold or issue derivative instruments for trading purposes. During the three months ended March 31, 2006, the Company had entered into financing arrangements that contained embedded derivative features due to the Company having insufficient authorized shares to support conversion of all potentially convertible instruments. The Company accounted for these arrangements in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and Emerging Issues Task Force (EITF) Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, as well as related interpretations of these standards. The Company bifurcated embedded derivatives that were not clearly and closely related to the host contract and recorded them as a liability in its balance sheet at their estimated fair value. Changes in their estimated fair value of $5.4 million were recognized in earnings during the period of change. Since June 20, 2006, when authorization for sufficient authorized shares was obtained, the feature that established the embedded derivative no longer exists. The fair value of the embedded derivative at June 20, 2006, was added back to the debt balance. The remaining debt discount after adding back the fair value of embedded derivatives is accreted through interest expense over the remaining term of the respective instrument using the effective interest method.

The Company estimated the fair value of its embedded derivatives using available market information and appropriate valuation methodologies. These embedded derivatives derived their value primarily based on changes in the price and volatility of the Company’s common stock. Considerable judgment is required in interpreting market data to develop the estimates of fair value.

Accounting for derivatives was based upon valuations of derivative instruments determined using various valuation techniques including Black-Scholes and binomial pricing methodologies. The Company considered such valuations to be significant estimates.

Stock-Based Compensation—On January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payments,” which addresses the accounting for stock-based payment transactions whereby an entity receives employee services in exchange for equity instruments, including stock options. SFAS No. 123(R) eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and instead generally requires that such transactions be accounted for using a fair-value based method. The Company has elected the modified prospective transition method as permitted under SFAS No. 123(R), and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123(R). The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006. Stock-based compensation for awards granted prior to January 1, 2006 is based upon the grant-date fair value of such compensation as determined under the pro forma provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” The Company issues new shares of common stock upon the exercise of stock options.

In November 2005, the Financial Accounting Standards Board (FASB) issued FASB Staff Position No. FAS 123R-3, “Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards.” The Company elected to adopt the alternative transition method provided in the FASB Staff Position for calculating the tax effects of share-based compensation. The alternative transition method includes simplified methods to determine the beginning balance of the additional paid in capital (APIC) pool related to the tax effects of share-based compensation and to determine the subsequent impact on the APIC pool and the statement of cash flows of the tax effects of share-based award that were fully vested and outstanding upon the adoption of SFAS No. 123(R).

The Company uses a Black-Scholes option valuation model to determine the fair value of stock-based compensation under SFAS No. 123(R), consistent with that used for pro forma disclosures under SFAS No. 123. The Black-Scholes model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is no less than the option vesting period and is based on the Company’s historical experience. Expected volatility is based upon the historical volatility of the Company’s stock price. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term similar to the option’s expected life. The Company uses a dividend yield of zero in the Black-Scholes option valuation model as it does not anticipate paying cash dividends in the foreseeable future. The Company also had an Employee Stock Purchase Plan, which was suspended on July 27, 2006, and allowed employees to elect to purchase stock at 85% of fair market value (determined monthly) and was considered compensatory under SFAS No. 123(R).

The Company recorded an incremental $545 thousand stock-based compensation expense for the year ended December 31, 2006, as a result of the adoption of SFAS No. 123(R).

Prior to the adoption on January 1, 2006 of SFAS No. 123(R), the Company used the intrinsic value method to account for these plans under the recognition and measurement principles of APB Opinion No. 25 and related interpretations. The following tables illustrate the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation during 2005 and 2004, respectively (in thousands, except per share amounts):

	For the Year Ended December 31, 2005
	As Determined Under SFAS No. 123	As Reported Under APB No. 25	Difference
Loss from continuing operations	$(163,322)	$(157,212)	$(6,110)
Income from discontinued operations	2,832	2,832	—

Net loss	$(160,490)	$(154,380)	$(6,110)

Basic income (loss) per share:
Loss from continuing operations	$(1.71)	$(1.65)	$(0.06)
Income from discontinued operations	0.03	0.03	—

Net loss	$(1.68)	$(1.62)	$(0.06)

Diluted income (loss) per share:
Loss from continuing operations	$(1.71)	$(1.65)	$(0.06)
Income from discontinued operations	0.03	0.03	—

Net loss	$(1.68)	$(1.62)	$(0.06)

	For the Year Ended December 31, 2004
	As Determined Under SFAS No. 123	As Reported Under APB No. 25	Difference
Loss from continuing operations	$(16,177)	$(13,487)	$(2,690)
Income from discontinued operations	2,906	2,906	—

Net loss	$(13,271)	$(10,581)	$(2,690)

Basic income (loss) per share:
Loss from continuing operations	$(0.18)	$(0.15)	$(0.03)
Income from discontinued operations	0.03	0.03	—

Net loss	$(0.15)	$(0.12)	$(0.03)

Diluted income (loss) per share:
Loss from continuing operations	$(0.18)	$(0.15)	$(0.03)
Income from discontinued operations	0.03	0.03	—

Net loss	$(0.15)	$(0.12)	$(0.03)

The weighted average fair value at date of grant for options granted during 2006, 2005, and 2004 was $0.43, $0.46 and $3.09 per option, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	2006	2005	2004
Expected dividend yield	0%	0%	0%
Expected stock price volatility	98%	83%	116%
Risk-free interest rate	4.7%	4.5%	3.4%
Expected option term	4 years	4 years	4 years

As of December 31, 2006, the Company had 1.3 million unvested awards outstanding of which $0.4 million of compensation expense will be recognized over the weighted average remaining vesting period of 1.92 years.

On December 21, 2005, the Company accelerated the vesting of certain unvested stock options previously awarded under the Company’s Equity Incentive Plan and Director Plan. The Company took this action because the future costs to be recognized if this action were not taken were disproportionate to the retention value of the stock options. As a result of this action, stock options to purchase up to 1.5 million shares of common stock, which would otherwise have vested over the next three years, became exercisable effective December 21, 2005. These stock options have exercise prices ranging from $1.61 to $6.30 per share. Based upon the closing stock price for the Company’s common stock of $0.82 per share on December 21, 2005, all of these stock options were “under water” or “out-of-the-money.” Of the stock options whose vesting was accelerated, 0.6 million stock options were held by executive officers and 30,000 stock options were held by non-employee directors. Outstanding unvested stock options to purchase 1.5 million shares of the Company’s common stock, with per share exercise prices ranging from $0.62 to $0.92, were not accelerated.

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of net revenue and expenses during the reporting period. Actual results may differ from these estimates. Significant estimates include allowance for doubtful accounts receivable, accrued interconnection cost disputes, the fair value of embedded derivatives, market assumptions used in estimating the fair values of certain assets and liabilities such as marketable securities and long-term obligations, the calculation used in determining the fair value of the Company’s stock options required by SFAS No. 123(R), various tax contingencies, the asset impairment write-down, and purchase price allocations.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentration of credit risk principally consist of trade accounts receivable. The Company performs ongoing credit evaluations of its larger carrier and retail business customers but generally does not require collateral to support customer receivables. The Company maintains its cash with high quality credit institutions, and its cash equivalents are in high quality securities.

Income (Loss) Per Common Share—Basic income (loss) per common share is computed using the weighted average number of shares of common stock outstanding during the year. Diluted income (loss) per common share is computed using the weighted average number of shares of common stock, adjusted for the dilutive effect of potential common stock and related income. Potential common stock, computed using the treasury stock method or the if-converted method, includes options, warrants, convertible preferred stock and convertible debt securities. In 2006, 2005 and 2004, the Company incurred losses, and the effect of potential common stock was excluded from the computation of diluted loss per share as the effect was antidilutive. If the effect of potential common stock had been included, there would have been additional shares outstanding of 86,748,289, 24,480,512 and 24,148,299 for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, respectively.

Reclassification—Certain previous year amounts have been reclassified to conform with current year presentations, as related to the reporting of our discontinued operations.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company anticipates that the adoption of this standard will not have a material impact on our results of operations, financial position and cash flows.

In September 2006, the SEC staff issued Staff Accounting Bulletin (SAB) No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 is effective for financial statements covering the first fiscal year ending after November 15, 2006. The Company adopted SAB No. 108 for the year ended December 31, 2006 with no impact on its results of operations, financial position, or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires recognition of the over- or underfunded status of defined benefit postretirement plans as an asset or liability in the statement of financial position and to recognize changes in that funded status in comprehensive income in the year in which the changes occur. SFAS No. 158 also requires measurement of the funded status of a plan as of the date of the statement of financial position. SFAS No. 158 is effective for recognition of the funded status of the benefit plans for fiscal years ending after December 15, 2006 and is effective for the measurement date provisions for fiscal years ending after December 15, 2008. The adoption of this standard did not have an impact on the Company’s results of operations, financial position and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurement. SFAS No. 157 does not require new fair value measurements, and the Company does not expect the application of this standard to change its current practices. The provisions of SFAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company anticipates that the adoption of this standard will not have a material impact on its results of operations, financial position and cash flows.

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes,” which is effective for fiscal years beginning after December 15, 2006. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. The Company is currently evaluating the impact of adopting FIN No. 48 on its results of operations, financial position and cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS No. 155 are effective for all financial instruments acquired or issued during fiscal years beginning after September 15, 2006. The Company anticipates that the adoption of this standard will not have a material impact on its results of operations, financial position and cash flows.

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	December 31,
	2006	2005
Network equipment	$110,110	$753,593
Furniture and equipment	6,544	69,837
Leasehold improvements	981	15,409
Construction in progress	6,132	3,945

Subtotal	123,767	842,784
Less: Accumulated depreciation	(12,085)	(556,903)

Total property and equipment, net	$111,682	$285,881

Depreciation and amortization expense for property and equipment including equipment under capital leases and vendor financing obligations for the years ended December 31, 2006, 2005 and 2004 was $42.6 million, $70.2 million and $71.8 million, respectively. The Company recorded asset impairment write-downs of $209.2 million, $0.0 million and $1.6 million in 2006, 2005 and 2004, respectively (see Note 16—“Asset Impairment”).

At December 31, 2006, the total equipment under capital lease and vendor financing obligations consisted of $43.2 million of network equipment and $0.3 million of administrative equipment, with accumulated depreciation of $15.9 million and $0.1 million, respectively. At December 31, 2005, the total equipment under capital lease and vendor financing obligations consisted of $86.2 million of network equipment and $1.2 million of administrative equipment, with accumulated depreciation of $25.5 million and $0.6 million, respectively.

4. GOODWILL AND OTHER INTANGIBLE ASSETS

Acquired intangible assets subject to amortization consisted of the following (in thousands):

	As of December 31, 2006			As of December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Customer lists	$3,537	$(933)	$2,604	$190,370	$(179,863)	$10,507
Brand name acquired	—	—	—	3,420	(3,148)	272
Other	252	(94)	158	2,400	(1,787)	613

Total	$3,789	$(1,027)	$2,762	$196,190	$(184,798)	$11,392

Amortization expense for customer lists, brand name and other intangible assets for the year ended December 31, 2006, 2005 and 2004 was $4.9 million, $16.4 million and $19.9 million, respectively. The Company expects amortization expense for customer lists and other intangible assets for the fiscal years ended December 31, 2007, 2008 and 2009 to be approximately $1.6 million, $0.9 million and $0.2 million, respectively.

Acquired intangible assets not subject to amortization consisted of the following (in thousands):

	As of December 31, 2006	As of December 31, 2005
Goodwill	$34,893	$85,745

The changes in the carrying amount of goodwill for the years ended December 31, 2005 and 2006 are as follows (in thousands):

	United States	Canada	Europe	Asia-Pacific	Total
Balance as of January 1, 2005	$36,339	$27,906	$2,088	$17,013	$83,346
Goodwill acquired during period	—	2,064	—	—	2,064
Purchase accounting allocation adjustment	—	118	—	(190)	(72)
Effect of change in foreign currency exchange rates	432	1,339	(266)	(1,098)	407

Balance as of December 31, 2005	36,771	31,427	1,822	15,725	85,745
Goodwill impairment write-down	(36,972)	(8,918)	(1,927)	(4,096)	(51,913)
Sale of discontinued operations	—	—	—	(723)	(723)
Effect of change in foreign currency exchange rates	201	573	105	905	1,784

Balance as of December 31, 2006	$—	$23,082	$—	$11,811	$34,893

5. LONG-TERM OBLIGATIONS

Long-term obligations consisted of the following (in thousands):

	December 31,
	2006	2005
Obligations under capital leases	$6,451	$7,612
Leased fiber capacity	13,543	19,717
Senior secured term loan facility	98,250	99,250
Financing facility and other	31,012	17,454
Senior notes	306,560	309,060
Exchangeable senior notes	66,180	—
Convertible senior notes	75,842	132,000
Step up convertible subordinated debentures	23,534	—
Convertible subordinated debentures	22,702	50,119

Subtotal	644,074	635,212
Less: Current portion of long-term obligations	(36,997)	(16,092)

Total long-term obligations	$607,077	$619,120

Year Ending December 31,	Vendor Financing (1)	Senior Secured Term Loan Facility (2)	Financing Facility and Other	Senior Notes	Convertible and Exchangeable Senior Notes (3) (4)	Step Up Convertible Subordinated Debentures	Convertible Subordinated Debentures	Total
2007	$8,764	$12,628	$5,600	$28,324	$5,713	$1,832	$23,355	$86,216
2008	8,944	12,509	28,232	28,324	5,713	2,107	—	85,829
2009	2,414	12,390	28	99,884	5,713	29,679	—	150,108
2010	2,356	12,271	28	19,200	137,879	—	—	171,734
2011	4	94,250	28	19,200	—	—	—	113,482
Thereafter	—	—	90	283,000	—	—	—	283,090

Total Minimum Principal & Interest Payments	22,482	144,048	34,006	477,932	155,018	33,618	23,355	890,459
Less: Amount Representing Interest	(2,488)	(45,798)	(2,994)	(171,372)	(21,446)	(6,137)	(653)	(250,888)

Face Value of Long-Term Obligations	19,994	98,250	31,012	306,560	133,572	27,481	22,702	639,571
Less: Amount Representing Discount	—	—	—	—	(1,407)	(3,947)	—	(5,354)

Add: Exchangeable Notes Interest Treated as Long-Term Obligations (3)	—	—	—	—	9,857	—	—	9,857

Book Value of Long-Term Obligations	$19,994	$98,250	$31,012	$306,560	$142,022	$23,534	$22,702	$644,074

(1)	We have used the renegotiated payment schedule of the Optus promissory note, which extended the payments through December 2008 (see Note 21—“Subsequent Events”).
(2)	For preparation of this table, we have assumed the interest rate of the Senior Secured Term Loan Facility to be 11.9%, which is the interest rate at December 31, 2006.
(3)	For preparation of this table, we have assumed that the maturity date for the 5% Exchangeable Senior Notes is June 30, 2010 and will not be accelerated to June 30, 2009.
(4)	For preparation of this table, we have shown separately the cash interest payments of PTHI’s 5% Exchangeable Senior Notes as a portion of long-term obligations (see “Senior Notes, Convertible Senior Notes, Exchangeable Senior Notes, Step Up Convertible Subordinated Debentures and Convertible Subordinated Debentures” below). The interest due on the exchangeable notes in 2007, 2008, 2009 and 2010 is $2.8 million, $2.8 million, $2.8 million and $1.4 million, respectively.

The above table excludes the February and March 2007 issuances of $108 million principal amount, in aggregate, of the new 14 1/4% Senior Secured Notes due 2011 (“14 1/4% Second Lien Notes”) and the refinancing of the Canadian loan agreement with Guggenheim Corporate Funding, LLC (see Note 21—“Subsequent Events”).

The indentures governing the senior notes, senior secured term loan facility, convertible senior notes, exchangeable senior notes, step up convertible subordinated debentures and convertible subordinated debentures, as well as other credit arrangements, contain certain financial and other covenants which, among other things, will restrict the Company’s ability to incur further indebtedness and make certain payments, including the payment of dividends and repurchase of subordinated debt held by the Company’s subsidiaries. The Company was in compliance with the above covenants at December 31, 2006.

Senior Secured Term Loan Facility

In February 2005, a direct wholly-owned subsidiary of the Company, Primus Telecommunications Holding, Inc. (PTHI), completed a six-year, $100 million senior secured term loan facility (the “Facility”). Each borrowing made under the Facility may be, at the election of PTHI at the time of the borrowing, a London Inter-Bank Offered Rate (LIBOR) loan (which will bear interest at a rate equal to LIBOR + 6.50%), or a base rate loan (which will bear interest at a rate equal to the greater of the prime rate plus 5.50% or the federal funds effective rate plus 6.0%). The interest rate at December 31, 2006 was 11.9%. The Facility contains no financial maintenance covenants. The Company borrowed $100 million under this facility in February 2005.

The Facility will be repaid in 24 quarterly installments, which began on June 30, 2005, at a rate of one percent of the original principal per year over the next five years and nine months, and the remaining balance repaid on the sixth anniversary date of the Facility, with early redemption at a premium to par at PTHI’s option at any time after February 18, 2006. The Facility is guaranteed by the Company and certain of PTHI’s subsidiaries and is secured by certain assets of PTHI and its guarantor subsidiaries and stock pledges. As part of the term loan amendment, negotiated in February 2007 (see Note 21—“Subsequent Events”), the interest rate will increase by 1/4%.

Senior Notes, Convertible Senior Notes, Exchangeable Senior Notes, Step Up Convertible Subordinated Debentures and Convertible Subordinated Debentures

In the second quarter 2006, the Company completed the exchange of $54.8 million principal amount of the Company’s 3 3/4% convertible senior notes due 2010 (“2003 Convertible Senior Notes”) and $20.5 million in cash for $56.3 million principal amount of PTHI’s 5% Exchangeable Senior Notes. This exchange has been deemed a troubled debt restructuring, and accordingly, has been accounted for as a modification of debt, with total future cash payments of $67.6 million being recorded in long-term obligations. The Company recognized a gain on restructuring of debt of $4.8 million in connection with this exchange, including the expensing of $2.9 million of financing costs. The 5% Exchangeable Senior Notes will mature on June 30, 2010, subject to an accelerated maturity of June 30, 2009 at the option of the holders if the Company does not increase its equity (through designated transactions) in the aggregate of $25 million during the three years following issuance of the senior notes. Interest of the 5% Exchangeable Senior Notes will be paid at the rate of 5% per annum on each June 30 and December 30, beginning on December 30, 2006. Under certain circumstances, the Company may elect to make interest payments in shares of common stock, although the holders of the 5% Exchangeable Senior Notes will be entitled to receive the first two semi-annual interest payments wholly in cash. The 5% Exchangeable Senior Notes are exchangeable, in the aggregate, into 46,935,833 shares of the Company’s common stock at a conversion price of $1.20 per share of common stock, subject to adjustment. If the closing bid price of the Company common stock, for at least 20 trading days in any consecutive 30 trading-day period, exceeds 150% of the conversion price then in effect, the Company may elect to exchange the senior notes for shares of the Company’s common stock at the conversion price, subject to certain conditions, including that no more than 50% of the senior notes may be exchanged by the Company within any 30-day period. As of December 31, 2006, such conversion trigger had not been met. In the event of a change in control, as defined, the holders may require the Company to repurchase the 5% Exchangeable Senior Notes at which time the Company has the option to settle in cash or common stock at an adjusted conversion price. The 5% Exchangeable Senior Notes are guaranteed by Primus Telecommunications Group, Incorporated (PTGI) (See Note 20—“Guarantor/Non-Guarantor Consolidating Condensed Financial Information”).

In the first quarter 2006, the Company completed the exchange of $27.4 million principal amount of the Company’s 5 3/4% convertible subordinated debentures due 2007 (“2000 Convertible Subordinated Debentures”) for $27.5 million principal amount of the Company’s step up convertible subordinated debentures due August 2009 (“Step Up Convertible Subordinated Debentures”) through two transactions. The Company recognized a gain on early extinguishment of debt of $1.5 million in connection with this exchange. The Step Up Convertible Subordinated Debentures will mature on August 15, 2009. Interest will be payable from February 27, 2006 to December 31, 2006 at the rate of 6% per annum; from January 1, 2007 to December 31, 2007 at the rate of 7% per annum; and from January 1, 2008 to maturity at the rate of 8% per annum. Accrued interest will be paid each February 15 and August 15, beginning August 15, 2006, to holders of record on the preceding February 1 and August 1, respectively. The Step Up Convertible Subordinated Debentures are convertible into the Company’s common stock at a conversion price of $1.187 per share of common stock through August 15, 2009. The Step Up Convertible Subordinated Debentures are convertible in the aggregate into 23,151,643 shares of the Company’s common stock. The Indenture permits the Company, at its sole option, to require conversion if the Company’s stock trades at 150% of the conversion price for at least 20 days within a 30 day period, subject to certain conditions, including that no more than 25% of the notes may be exchanged within any 30 day trading period. As of December 31, 2006, such conversion trigger had not been met. In the event of a change in control, as defined, the holders may put the instrument to the Company at which time the Company has the option to settle in cash or common stock at an adjusted conversion price. The Step Up Convertible Subordinated Debentures are subordinated to all indebtedness of the Company, except for other subordinated indebtedness.

At the time of issuance of the Step Up Convertible Subordinated Debentures, the Company did not have sufficient authorized and unissued shares of common stock to satisfy exercise and conversion of all of its convertible instruments. Accordingly, the Company determined that the Step Up Convertible Subordinated Debentures, the 2000 Convertible Subordinated Debentures and the 2003 Convertible Senior Notes were hybrid instruments with characteristics of a debt host agreement and contained embedded derivative features that had characteristics and risks that were not clearly and closely associated with the debt host. In the first quarter 2006, the conversion options were determined to be derivative instruments to be bifurcated and recorded as a current liability at fair value. In the second quarter 2006, the Company’s shareholders voted to approve alternative proposals to authorize an amendment to the Company’s Certificate of Incorporation to affect a one-for-ten reverse stock split or to authorize an amendment of the Company’s Certificate of Incorporation allowing an increase of authorized Common Stock from 150,000,000 to 300,000,000. Either authorization ensured the Company would have the ability to control whether it has sufficient authorized and unissued shares of common stock to satisfy exercise and conversion of all of its convertible instruments. Therefore, the Company determined that the Step Up Convertible Subordinated Debentures, the 2000 Convertible Subordinated Debentures and the 2003 Convertible Senior Notes did not contain embedded derivative features as of the date of the shareholder vote, June 20, 2006, and added back the June 20, 2006 fair value of the embedded derivative into the debt balance. On July 27, 2006, the Board of Directors determined to increase the authorized shares to 300,000,000.

The Company recorded a corresponding debt discount to the Step Up Convertible Subordinated Debentures and the 2003 Convertible Senior Notes in the amount of the fair value of the embedded derivative at the issue date. An additional debt discount of $1.7 million was recorded for the Step Up Convertible Subordinated Debentures to bring the carrying value to fair value. The carrying value of the Step Up Convertible Subordinated Debentures at issuance was approximately $14.3 million, and the carrying value of the 2003 Convertible Senior Notes at issuance of the Step Up Convertible Subordinated Debentures was approximately $127.8 million. The Company is accreting the difference between the face values of the Step Up Convertible Subordinated Debentures and the 2003 Convertible Senior Notes and the corresponding carrying values to interest expense under the effective interest method on a monthly basis over the lives of the Step Up Convertible Subordinated Debentures and the 2003 Convertible Senior Notes. At December 31, 2006, the carrying value of the Step Up Convertible Subordinated Debentures (face value of $27.5 million) was $23.5 million, and the carrying value of the 2003 Convertible Senior Notes (face value of $77.3 million) was $75.8 million. The effective interest rate of the Step Up Convertible Subordinated Debentures and the 2003 Convertible Senior Notes at December 31, 2006 was 14.0% and 5.4%, respectively.

In January 2004, PTHI, a direct, wholly-owned subsidiary of the Company, completed the sale of $240 million in aggregate principal amount of 8% senior notes due 2014 (“2004 Senior Notes”) with semi-annual interest payments due on January 15th and July 15th, with early redemption at a premium to par at PTHI’s option at any time after January 15, 2009. The Company recorded $6.7 million in costs associated with the issuance of the 2004 Senior Notes, which have been recorded as deferred financing costs in other assets. The effective interest rate at December 31, 2006 was 8.4%. During specified periods, PTHI may redeem up to 35% of the original aggregate principal amount with the net cash proceeds of certain equity offerings of the Company. The 2004 Senior Notes are guaranteed by PTGI (see Note 20—“Guarantor/Non-Guarantor Consolidating Condensed Financial Information”). During the year ended December 31, 2004, the Company reduced $5.0 million principal balance of the 2004 Senior Notes through open market purchases.

In September 2003, the Company completed the sale of $132 million in aggregate principal amount of 2003 Convertible Senior Notes with semi-annual interest payments due on March 15th and September 15th. The Company recorded $5.2 million in costs associated with the issuance of the 2003 Convertible Senior Notes, which have been recorded as deferred financing costs in other assets. Holders of these notes may convert their notes into the Company’s common stock at any time prior to maturity at an initial conversion price of $9.3234 per share, which is equivalent to an initial conversion rate of 107.257 shares per $1,000 principal amount of the notes, subject to adjustment in certain circumstances. The outstanding notes are convertible in the aggregate into 8,285,603 shares of the Company’s common stock. In the event of a change in control, as defined, the holders may put the instrument to the Company at which time the Company has the option to settle in cash or common stock at an adjusted conversion price. In the second quarter 2006, the Company restructured $54.8 million principal amount of 2003 Convertible Senior Notes; see prior disclosure regarding the 5% Exchangeable Senior Notes within this footnote.

In February 2000, the Company completed the sale of $250 million in aggregate principal amount of 2000 Convertible Subordinated Debentures with semi-annual interest payments due on February 15th and August 15th. On March 13, 2000, the Company announced that the initial purchasers of the 2000 Convertible Subordinated Debentures had exercised their $50 million over-allotment option granted pursuant to a purchase agreement dated February 17, 2000. During the years ended December 31, 2001 and 2000, the Company reduced $36.4 million principal balance of the debentures through open market purchases and $192.5 million principal balance through exchanges for its common stock. The principal that was exchanged for common stock was retired upon conversion and in February 2002, the Company retired all of the 2000 Convertible Subordinated Debentures that it had previously purchased in December 2000 and January 2001. The retired principal had been held by the Company as treasury bonds and had been recorded as a reduction of long-term obligations. During the year ended December 31, 2004, the Company retired $4.0 million principal amount of the 2000 Convertible Subordinated Debentures through open market purchases. During the year ended December 31, 2005, the Company exchanged 9,820,000 shares of the Company’s common stock for the extinguishment of $17.0 million principal amount of these debentures. In accordance with SFAS No. 84, “Induced Conversion of Convertible Debt,” the Company recognized an induced conversion expense of $6.1 million in connection with this conversion. During the quarter ended March 31, 2006, the Company exchanged $27.4 million of the 2000 Convertible Subordinated Debentures for $27.5 million principal amount of the Company’s Step Up Convertible Subordinated Debentures. The remaining $22.7 million of the debentures were paid in full upon maturity on February 15, 2007.

In October 1999, the Company completed the sale of $250 million in aggregate principal amount of 12.75% senior notes due 2009 (the “October 1999 Senior Notes”). The October 1999 Senior Notes are due October 15, 2009, with semi-annual interest payments due on October 15th and April 15th with early redemption at a premium to par at the Company’s option at any time after October 15, 2004. During the years ended December 31, 2002, 2001 and 2000, the Company reduced the principal balance of these senior notes through open market purchases. In June and September 2002, the Company retired all of the October 1999 Senior Notes that it had previously purchased in the principal amount of $134.3 million in aggregate. The retired principal had been held by the Company as treasury bonds and had been recorded as a reduction of long-term obligations. During the year ended December 31, 2004, the Company retired $33.0 million principal amount of the October 1999 Senior Notes through open market purchases. During the year ended December 31, 2005, the Company exchanged 5,165,175 shares of the Company’s common stock for the extinguishment of $8.6 million principal amount of these senior notes. During the quarter ended March 31, 2006, the Company exchanged 1,825,000 shares of the Company’s common stock for the extinguishment of $2.5 million principal amount of these senior notes (see Note 21—“Subsequent Events”).

Leased Fiber Capacity

Beginning September 30, 2001, the Company accepted delivery of fiber optic capacity on an IRU basis from Southern Cross Cables Limited (“SCCL”). The Company and SCCL entered into an arrangement financing the capacity purchase. During the three months ended December 31, 2001, the Company renegotiated the payment terms with SCCL. The effective interest rate on current borrowings is 8.07%. The Company agreed to purchase $12.2 million of additional fiber optic capacity from SCCL under the IRU agreement. The Company has fulfilled the total purchase obligation and made additional purchases of $3.8 million in 2004. During the fourth quarter 2006, the Company signed a new agreement with SCCL which requires the Company to purchase an additional $1.7 million of capacity in 2007 and extends and straight-lines the payment schedule to March 2014. At December 31, 2006 and 2005, the Company had a liability recorded under this agreement in the amount of $5.6 million and $10.7 million, respectively.

In December 2000, the Company entered into a financing arrangement to purchase fiber optic capacity in Australia for 51.1 million AUD ($28.5 million at December 31, 2000) from Optus Networks Pty. Limited. As of December 31, 2001, the Company had fulfilled the total purchase obligation. The Company signed a promissory note payable over a four-year term ending in April 2005 bearing interest at a rate of 14.31%. During the three months ended June 30, 2003, the Company renegotiated the payment terms extending the payment schedule through March 2007, and lowering the interest rate to 10.2%. At December 31, 2006 and December 31, 2005, the Company had a liability recorded in the amount of $7.9 million (10.1 million AUD) and $9.0 million (12.4 million AUD), respectively. In October 2006, the Company renegotiated the payment terms of its promissory note payable to Optus Networks Pty. Limited to defer principal payments from April 2006 through December 2006 and was obligated to pay the remaining balance, an aggregate $7.9 million (10.1 million AUD), in three equal monthly principal payments in the first quarter 2007. The interest rate remains 10.2%, and the interest payments continue monthly (see Note 21—“Subsequent Events”).

Equipment Financing and Other Long-Term Obligations

In November 2005, Primus Australia entered into a financing arrangement with Alleasing Finance Australia United for network equipment. Payments will be made over a five-year term ending October 2010. The effective interest rate on the current borrowing is 9.3%. At December 31, 2006 and 2005, the Company had a liability recorded under this agreement in the amount of $5.2 million (6.6 million AUD) and $6.1 million (8.4 million AUD), respectively.

In April 2004, Primus Canada entered into a loan agreement with a Canadian financial institution. The agreement provided for a $36.2 million (42.0 million CAD) two-year secured non-revolving term loan credit facility, bearing an interest rate of 7.75%. The agreement allows the proceeds to be used for general corporate purposes of the Company and is secured by the assets of Primus Canada’s operations. In October 2004, Primus Canada signed an amendment to the April 2004 loan agreement that extended the maturity date by one year to April 2007. In January 2006, Primus Canada entered into a second Amended and Restated Loan Agreement (“Second Amended Agreement”) that extended the maturity date by a further one year to April 2008. The Second Amended Agreement is now a four-year non-revolving term loan credit facility bearing an interest rate of 7.75%. The new agreement reduced the maximum loan balance from $36.2 million (42.0 million CAD) to $27.6 million (32.0 million CAD) and established quarterly principal payments of $0.9 million (1.0 million CAD) commencing in April 2007. In February 2006, the Company drew the remaining $14.6 million (17.0 million CAD) available under the amended loan facility. At December 31, 2006 and December 31, 2005, the Company had an outstanding liability of $27.6 million (32.0 million CAD) and $12.9 million (15.0 million CAD), respectively. An affiliate of Primus Canada has an additional loan facility agreement with the Canadian financial institution, which is guaranteed by Primus Canada, and had a liability under this facility of $2.6 million (3.0 million CAD) and $2.6 million (3.0 million CAD) at December 31, 2006 and December 31, 2005, respectively. In March 2007, the Canadian facility was refinanced (see Note 21—”Subsequent Events”).

6. INCOME TAXES

The total provision for income taxes for the years ended December 31, 2006, 2005, and 2004 is as follows (in thousands):

		2006	2005	2004
Current:	Federal	$—	$—	$—
	State	—	—	—
	Foreign	4,866	3,808	6,129

		4,866	3,808	6,129

Deferred:	Federal	—	—	—
	State	—	—	—
	Foreign	—	—	(443)

		—	—	(443)

Total Tax Provision		$4,866	$3,808	$5,686

The provision for income taxes differed from the amount computed by applying the federal statutory income tax rate to income (loss) before income taxes, and extraordinary items due to the following (in thousands):

	For the Year Ended December 31,
	2006	2005	2004
Tax provision (benefit) at federal statutory rate	$(82,160)	$(51,902)	$(2,450)
Foreign income taxes	4,866	3,808	5,686
State tax (net of federal)	(758)	—	—
Effect of rate differences outside the United States	3,157	3,473	65
Non-deductible items	13,417	8,184	66
Increase (decrease) in valuation allowance	65,934	36,481	2,955
Other	410	3,764	(636)

Income taxes	$4,866	$3,808	$5,686

During the years ended December 31, 2006, 2005, and 2004, the Company had income from operations of the discontinued operations of $2,287,000, $2,832,000 and $2,906,000, respectively. The Company recorded income tax expense of $78,000, $189,000 and $213,000 related to these discontinued operations for the years ended December 31, 2006, 2005, and 2004, respectively. In connection with the sale of the discontinued operations, the Company recognized a gain of $7,415,000, which had no related tax expense due to our preexisting capital loss carryforward.

Deferred income taxes are recognized to account for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts as of each period-end, based on enacted tax laws and statutory income tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes reflect the net income tax effect of temporary differences between the basis of assets and liabilities for financial reporting purposes and for income tax purposes. Net deferred tax balances are comprised of the following (in thousands):

	December 31,
	2006	2005
Deferred tax assets	$368,626	$306,364
Valuation allowance	(337,696)	(261,936)
Deferred tax liabilities	(21,276)	(34,850)

Net deferred taxes	$9,654	$9,578

Change in net deferred taxes is due to change in foreign currency translation.

The significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 31,
	2006	2005
Current
Allowance for bad debt	$2,616	$3,441
Other	3,356	1,679
Valuation allowance	(5,392)	(3,521)

	$580	$1,599

Non Current
Basis difference in intangibles	$39,249	$34,844
Basis difference in fixed assets impairment	119,538	74,212
Foreign tax credit	7,320	7,320
Capital loss carryforward	1,808	—
Net operating loss carryforwards	194,739	184,730
Basis difference in fixed assets	(6,462)	(20,103)
Unrealized foreign exchange gains	(9,651)	(14,373)
Other	(5,163)	(236)
Valuation allowance	(332,304)	(258,415)

	$9,074	$7,979

As of December 31, 2006, the Company had foreign operating loss carryforwards of approximately $328.2 million of which $64.9 million expire periodically from 2007 through 2021 and the remainder of which carryforward without expiration.

At December 31, 2006, the Company had United States operating loss carryforwards of $235.4 million available to reduce future United States taxable income, which expire periodically between 2014 through 2026. Of the operating loss carryforwards, $133.1 million are subject to limitations in the future, in accordance with Section 382 of the Internal Revenue Code.

The Company incurred $4.7 million, $3.3 million and $5.2 million of expense in 2006, 2005 and 2004, respectively, related to foreign withholding tax on intercompany interest and royalties owed to our United States subsidiary.

No provision was made in 2006 for United States income taxes on the undistributed earnings of the foreign subsidiaries as it is the Company’s intention to utilize those earnings in the foreign operations for an indefinite period of time or to repatriate such earnings only when tax effective to do so. It is not practicable to determine the amount of income or withholding tax that would be payable upon the remittance of those earnings.

The Company is subject to challenge from various taxing authorities relative to certain tax planning strategies, including certain intercompany transactions as well as regulatory tax. The Company accrues for tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated, based on past experience. The Company’s tax contingency reserve is adjusted for changes in circumstances and additional uncertainties, such as significant amendments to existing tax law, both legislated and concluded through various jurisdictions’ tax court systems. The Company has recorded an income tax contingency reserve of $6.3 million and $6.1 million as of December 31, 2006 and 2005, respectively. It is the opinion of the Company’s management that the possibility is remote that costs in excess of those reserved will have a material adverse impact on the Company’s financial position, results of operations and liquidity.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximate fair value due to relatively short period to maturity. The estimated fair value of the Company’s 5% Exchangeable Senior Notes, Step Up Convertible Subordinated Debentures, 2004 Senior Notes, 2003 Convertible Senior Notes, 2000 Convertible Subordinated Debentures and October 1999 Senior Notes (carrying value of $490 million and $491 million, at December 31, 2006 and 2005, respectively), based on quoted market prices, was $307 million and $251 million, respectively, at December 31, 2006 and 2005. The Term Loan Facility’s carrying value approximates fair value because of the variable interest rate.

8. COMMITMENTS AND CONTINGENCIES

Future minimum lease payments under capital leases and leased fiber capacity financing (“Vendor Financing”), purchase obligations and non-cancelable operating leases as of December 31, 2006 are as follows (in thousands):

Year Ending December 31,	Vendor Financing	Purchase Obligations	Operating Leases
2007	$8,764	$815	$14,815
2008	8,944	1,354	10,663
2009	2,414	2,316	7,406
2010	2,356	812	4,676
2011	4	261	1,640
Thereafter	—	661	1,835

Total minimum lease payments	22,482	6,219	41,035
Less: Amount representing interest	(2,488)	—	—

	$19,994	$6,219	$41,035

The Company has contractual obligations to utilize network facilities from certain carriers with terms greater than one year. The Company does not purchase or commit to purchase quantities in excess of normal usage or amounts that cannot be used within the contract term or at rates below or above market value. The Company made purchases under purchase commitments of $8.9 million, $25.5 million and $22.3 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Rent expense under operating leases was $16.7 million, $19.0 million and $17.9 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Litigation

The Company is subject to claims and legal proceedings that arise in the ordinary course of its business. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be decided unfavorably to the Company. The Company believes that any aggregate liability that may result from the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. (See also Note 2—“Summary of Significant Accounting Policies”—“Legal Matter.”)

9. STOCKHOLDERS’ EQUITY

In March 2006, the Company exchanged 1,825,000 shares of the Company’s common stock for the extinguishment of $2.5 million in principal amount of the October 1999 Senior Notes (see Note 5—“Long-Term Obligations”). The Company also sold 6,666,667 shares of the Company’s common stock for $5.0 million cash pursuant to a subscription agreement with an existing stockholder.

During the year ended December 31, 2005, the Company exchanged 9,820,000 shares of the Company’s common stock for the extinguishment of $17.0 million in principal amount of the 2000 Convertible Subordinated Debentures and exchanged 5,165,175 shares for the extinguishment of $8.6 million in principal amount of the October 1999 Senior Notes (see Note 5—“Long-Term Obligations”).

In April 2004, Primus Canada acquired 100% of the issued stock of Magma for a total consideration of $11.3 million (15.1 million CAD), a portion of which was paid in cash and the balance in 734,018 shares of the Company’s common stock valued at $6.1 million.

10. SHARE-BASED COMPENSATION

The Company sponsors an employee stock option plan (the “Equity Incentive Plan”). The total number of shares of common stock authorized for issuance under the Equity Incentive Plan is 13,000,000. Under the Equity Incentive Plan, awards may be granted to key employees or consultants of the Company and its subsidiaries in the form of Incentive Stock Options or Nonqualified Stock Options. The Equity Incentive Plan allows the granting of options at an exercise price of not less than 100% of the stock’s fair value at the date of grant. The options vest over a period of up to three years, and no option will be exercisable more than ten years from the date it is granted. On June 16, 2004, the stockholders of the Company approved amendments to the Equity Incentive Plan, including (i) renaming the employee stock option plan the “Equity Incentive Plan”; (ii) expanding the forms of awards permitted to be granted, including stock appreciation rights, restricted stock awards, stock units and other equity securities, and authorizing a tax deferral feature for executive officers; (iii) prohibiting the repricing of stock options in the future without stockholder approval; and (iv) requiring three-year vesting of restricted stock and stock unit awards, unless accelerated following the first anniversary of the award due to the satisfaction of predetermined performance conditions.

The Company sponsors a Director Stock Option Plan (the “Director Plan”) for non-employee directors. Under the Director Plan, an option is granted to each qualifying non-employee director upon election or reelection to purchase 45,000 shares of common stock, which vests in one-third increments as of the grant date and the first and second anniversaries of the grant date, over a two-year period. The option price per share is the fair market value of a share of common stock on the date the option is granted. No option will be exercisable more than five years from the date of grant. On June 16, 2004, the stockholders of the Company approved amendments to the Director Plan to (i) increase the number of shares of common stock issuable pursuant to awards under the Director Plan by 300,000 to a total of 900,000; and (ii) authorize the issuance of restricted stock (in lieu of cash compensation at the discretion of individual Directors).

On December 21, 2005, the Company accelerated the vesting of certain unvested stock options previously awarded under the Company’s Equity Incentive Plan and Director Plan. The Company took this action because the future costs to be recognized if this action were not taken were disproportionate to the retention value of the stock options. As a result of this action, stock options to purchase up to 1.5 million shares of common stock, which would otherwise have vested over the next three years, became exercisable effective December 21, 2005. These stock options have exercise prices ranging from $1.61 to $6.30 per share. Based upon the closing stock price for the Company’s common stock of $0.82 per share on December 21, 2005, all of these stock options were “under water” or “out-of-the-money.” Of the stock options whose vesting was accelerated, 0.6 million stock options were held by executive officers and 30,000 stock options were held by non-employee directors. Outstanding unvested stock options to purchase 1.5 million shares of the Company’s common stock, with per share exercise prices ranging from $0.62 to $0.92, were not accelerated.

A summary of stock option activity during the three years ended December 31 is as follows:

	2006		2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding—Beginning of year	9,316,005	$2.36	8,642,366	$2.94	7,333,891	$2.10
Granted	797,500	$0.76	1,530,500	$0.92	2,329,000	$5.25
Exercised	—	$—	(34,250)	$1.57	(681,537)	$1.58
Forfeitures	(2,194,238)	$2.50	(822,611)	$5.81	(338,988)	$3.64

Outstanding—End of year	7,919,267	$2.15	9,316,005	$2.36	8,642,366	$2.94

Eligible for exercise—End of year	6,588,966	$2.42	7,816,005	$2.63	5,578,841	$2.13

The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding				Options Exercisable
Range of Option Prices	Total Outstanding	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Intrinsic Value	Total Exercisable	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Intrinsic Value
$0.53 to $ 0.88	982,167	7.81	$0.75	$—	378,332	6.74	$0.70	$—
$0.90	790,088	4.52	$0.90	$—	790,088	4.52	$0.90	$—
$0.92	1,108,993	8.85	$0.92	$—	382,527	8.85	$0.92	$—
$0.93 to $ 1.61	42,500	7.83	$1.21	$—	42,500	7.83	$1.21	$—
$1.65	1,622,836	5.97	$1.65	$—	1,622,836	5.97	$1.65	$—
$1.80 to $ 2.38	1,883,983	5.85	$1.98	$—	1,883,983	5.85	$1.98	$—
$3.03 to $ 6.30	1,453,500	7.40	$5.05	$—	1,453,500	7.40	$5.05	$—
$12.31 to $ 17.44	19,400	2.66	$14.72	$—	19,400	2.66	$14.72	$—
$31.94 to $ 33.38	15,800	3.16	$32.39	$—	15,800	3.16	$32.39	$—

	7,919,267	6.69	$2.15	$—	6,588,966	6.28	$2.42	$—

The number of unvested options expected to vest is 0.6 million shares, with a weighted average remaining life of 8.7 years, a weighted average exercise price of $0.85, and with an intrinsic value of $0.

In December 1998, the Company established the 1998 Restricted Stock Plan (the “Restricted Plan”) to facilitate the grant of restricted stock to selected individuals (excluding executive officers and directors of the Company) who contribute to the development and success of the Company. The total number of shares of common stock that may be granted under the Restricted Plan is 750,000. The Company did not issue any restricted stock under the Restricted Plan for the years ended 2006, 2005 and 2004. During the year ended December 31, 2004, the Company cancelled 494 shares of restricted stock (which were issued prior to 2001) due to the termination of certain employees and agents, respectively. As of December 31, 2006, 54,000 shares have been issued and none are considered restricted.

11. EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) employee benefit plan (the “401(k) Plan”) that covers substantially all United States based employees. Employees may contribute amounts to the 401(k) Plan not to exceed statutory limitations. The 401(k) Plan provides an employer matching contribution in cash of 50% of the first 6% of employee annual salary contributions capped at $2,000 which are subject to three-year cliff vesting.

The matching contribution made by the Company in cash during the years ended December 31, 2006, 2005 and 2004 was $256,000, $415,000 and $442,000, respectively.

Effective January 1, 1998, the Company adopted an Employee Stock Purchase Plan (“ESPP”). The ESPP allows employees to contribute up to 15% of their compensation to purchase the Company’s common stock at 85% of the fair market value. An aggregate of 2,000,000 shares of common stock were reserved for issuance under the ESPP. During the years ended December 31, 2006, 2005 and 2004, the Company issued 102,321 shares, 223,228 shares and 124,292 shares under the ESPP, respectively. The ESPP plan has been suspended as of July 27, 2006.

12. RELATED PARTIES

The Company had a reciprocal services agreement with a vendor to provide and to receive domestic and international termination of telecommunication services. A Director of the Company is the Chairman and Chief Executive Officer of the vendor providing such services. The contract was on a month-to-month basis. The Company recorded revenue of approximately $0, $46,000 and $331,000 and costs of $3,000, $82,000 and $687,000 in 2006, 2005 and 2004, respectively, for services provided and other discrete services received under this agreement. The Company had no amounts due from the vendor at December 31, 2006 and 2005.

During the year ended 2006, 2005 and 2004, the Company provided international telecommunications services to a customer for which a Director of the Company is the Chairman and Chief Executive Officer of the customer. The Company recorded revenue of approximately $38,000, $46,000 and $75,000 in 2006, 2005 and 2004, respectively, for services provided. The Company had amounts due from the customer of approximately $6,000, $3,000 and $4,000 at December 31, 2006, 2005 and 2004, respectively.

13. OPERATING SEGMENT AND RELATED INFORMATION

The Company has five reportable operating segments based on management’s organization of the enterprise into geographic areas—United States, Canada, Europe and Asia-Pacific, with the wholesale business within each region managed as a separate global segment. The Company evaluates the performance of its segments and allocates resources to them based upon net revenue and income (loss) from operations. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Net revenue by geographic region is reported on the basis of where services are provided. The Company has no single customer representing greater than 10% of its revenues. Operations and assets of the United States segment include shared corporate functions and assets, which the Company does not allocate to its other geographic segments for management reporting purposes. The wholesale business’ assets are indistinguishable from the respective geographic segments. Therefore, any reporting related to the wholesale business for assets, capital expenditures or other balance sheet items is impractical.

Summary information with respect to the Company’s geographic regions and segments is as follows, and the Asia-Pacific segment is shown net of discontinued operations for net revenue and income (loss) from operations (in thousands):

	Year Ended December 31,
	2006	2005	2004
Net Revenue by Geographic Region
United States
United States	$192,235	$203,702	$244,043
Other	4,086	3,324	3,350

Total United States	196,321	207,026	247,393

Canada
Canada	275,546	261,511	244,091

Total Canada	275,546	261,511	244,091

Europe
United Kingdom	84,397	113,859	241,271
Germany	45,289	53,658	47,480
Netherlands	34,457	102,182	79,548
Other	63,304	83,242	83,451

Total Europe	227,447	352,941	451,750

Asia-Pacific
Australia	301,506	340,650	382,163
Other	6,435	10,890	11,732

Total Asia-Pacific	307,941	351,540	393,895

Total	$1,007,255	$1,173,018	$1,337,129

Net Revenue by Segment
United States	$115,405	$136,264	$154,439
Canada	274,318	259,661	241,692
Europe	104,795	198,890	299,024
Asia-Pacific	305,046	345,500	390,876
Wholesale	207,691	232,703	251,098

Total	$1,007,255	$1,173,018	$1,337,129

Provision for Doubtful Accounts Receivable
United States	$2,686	$2,397	$928
Canada	3,432	2,862	2,564
Europe	4,288	6,092	942
Asia-Pacific	3,795	8,236	13,458
Wholesale	874	1,359	1,836

Total	$15,075	$20,946	$19,728

Income (Loss) from Operations
United States	$(96,629)	$(60,256)	$(50,613)
Canada	(7,224)	25,287	35,384
Europe	(39,697)	(51,393)	13,460
Asia-Pacific	(70,195)	(2,735)	31,390
Wholesale	(256)	6,168	6,387

Total	$(214,001)	$(82,929)	$36,008

Capital Expenditures
United States	$2,588	$11,118	$5,394
Canada	18,399	13,171	13,645
Europe	1,289	4,624	9,832
Asia-Pacific	10,740	20,910	12,915

Total	$33,016	$49,823	$41,786

The above capital expenditures exclude assets acquired in business combinations and under terms of capital lease and vendor financing obligations.

	December 31,
	2006	2005
Assets
United States
United States	$63,601	$134,360
Other	3,410	7,226

Total United States	67,011	141,586

Canada
Canada	111,838	157,155

Total Canada	111,838	157,155

Europe
United Kingdom	19,875	35,685
Germany	10,416	13,374
Netherlands	2,141	13,379
Other	49,520	57,019

Total Europe	81,952	119,457

Asia-Pacific
Australia	124,451	200,148
Other	6,998	22,743

Total Asia-Pacific	131,449	222,891

Total	$392,250	$641,089

The Company offers three main products—voice, data/Internet and VOIP in all of its segments. Summary net revenue information with respect to the Company’s products is as follows (in thousands):

	For the Year Ended December 31,
	2006	2005	2004
Voice	$718,863	$905,495	$1,102,635
Data/Internet	166,824	167,922	160,375
VOIP (Retail and Wholesale)	121,568	99,601	74,119

Total	$1,007,255	$1,173,018	$1,337,129

14. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a tabulation of the unaudited quarterly results of operations for the years ended December 31, 2006 and 2005.

	For the Quarter Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
	(in thousands, except per share amounts)
Net revenue	$268,521	$251,293	$246,635	$240,806
Cost of revenue (exclusive of depreciation)	$178,662	$168,170	$158,450	$156,904
Income (loss) from operations	$(5,013)	$(228,177)*	$9,284	$9,905
Income (loss) from continuing operations	$(16,640)	$(228,105)	$(170)	$(2,745)
Income from discontinued operations	$942	$736	$291	$318
Gain on sale of discontinued operations	$—	$7,415	$—	$—
Net income (loss)	$(15,698)	$(219,954)	$121	$(2,427)
Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.15)	$(2.00)	$0.00	$(0.02)
Gain on sale of discontinued operations	—	0.07	—	—

Net income (loss)	$(0.15)	$(1.93)	$0.00	$(0.02)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.15)	$(2.00)	$0.00	$(0.02)
Gain on sale of discontinued operations	—	0.07	—	—

Net income (loss)	$(0.15)	$(1.93)	$0.00	$(0.02)

*	Includes asset impairment write-down of $209.2 million.

	For the Quarter Ended
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
	(in thousands, except per share amounts)
Net revenue	$310,106	$289,728	$289,498	$283,686
Cost of revenue (exclusive of depreciation)	$200,392	$194,930	$196,080	$186,825
Loss from operations	$(17,704)	$(24,978)	$(33,689)	$(6,558)
Loss from continuing operations	$(35,401)	$(44,933)	$(51,425)	$(24,453)
Income from discontinued operations	$774	$744	$778	$536
Net loss	$(34,627)	$(44,189)	$(50,647)	$(24,917)
Basic income (loss) per common share:
Loss from continuing operations	$(0.39)	$(0.50)	$(0.52)	$(0.25)
Income from discontinued operations	0.01	0.01	0.01	0.01

Net loss	$(0.38)	$(0.49)	$(0.51)	$(0.24)

Diluted income (loss) per common share:
Loss from continuing operations	$(0.39)	$(0.50)	$(0.52)	$(0.25)
Income from discontinued operations	$0.01	$0.01	$0.01	$0.01

Net loss	$(0.38)	$(0.49)	$(0.51)	$(0.24)

Quarterly and year-to-date computations of per share amounts are made independently; therefore, the sum of per share amounts for the quarters may not agree with per share amounts for the year.

15. LOSS ON SALE OR DISPOSAL OF ASSETS

During the year ended December 31, 2006, the Company recognized a charge of $16.1 million for the sale or disposal of specific long-lived assets which were taken out of service. The charge includes $8.9 million in the United States, $1.8 million in Canada, $3.0 million in Europe and $2.4 million in Asia-Pacific and is comprised of network fiber, peripheral switch equipment, software development costs and other network equipment.

During the year ended December 31, 2005, the Company recognized a charge of $13.4 million associated with the sale or disposal of specific long-lived assets which were taken out of service. The charge included $10.3 million in Europe and $3.1 million in the United States and was comprised of network fiber, peripheral switch equipment, software development costs and other network equipment.

16. ASSET IMPAIRMENT

In the second quarter 2006, pursuant to SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company identified certain indications of impairment. The overall deterioration in economic conditions within the telecommunications industry, including certain pricing actions enacted by incumbent carriers, during the first half of 2006 led the Company to believe that the fair value of certain long-lived assets had decreased significantly. Based on the Company’s evaluation, it was determined that the estimated future cash flows were less than the carrying value of its long-lived assets. The Company’s assets were evaluated as a single asset group, because of the nature of the cash flows being inseparable within a global telecommunications company. Therefore, the impairment was applied equally across the entire asset group. Accordingly, during the second quarter 2006, the Company adjusted the carrying value of its long-lived assets, including property and equipment and amortizing intangible assets, to their estimated fair value of $108.7 million, as determined through a replacement cost analysis. This adjustment resulted in an asset impairment write-down of $157.1 million, consisting of the following specific asset write-downs: $151.8 million in property and equipment and $5.3 million in customer lists and other intangible assets. The impairment analysis relied on the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

Because of the impairment identified under the guidance of SFAS No. 144, the Company performed an analysis under SFAS No. 142, “Goodwill and Other Intangible Assets.” Through that evaluation, the Company determined that a $52.1 million impairment to goodwill was required in the Europe, United States, Canada and Asia-Pacific reporting units.

During the year ended December 31, 2004, the Company recognized a $1.6 million asset impairment charge of specific long-lived asset write-offs which included $0.6 million of networking equipment and $0.9 million of leasehold improvements on a vacated property in the United States.

The following table outlines the Company’s asset impairment write-down by segment (in thousands):

	For the Year Ended December 31,
	2006	2004
United States
United States	$65,528	$1,495
Other	4,320	—

Total United States	69,848	1,495

Canada
Canada	44,744	—

Total Canada	44,744	—

Europe
United Kingdom	9,991	—
Germany	1,430	—
Netherlands	1,677	—
Other	5,800	129

Total Europe	18,898	129

Asia-Pacific
Australia	72,603	—
Other	3,155	—

Total Asia-Pacific	75,758	—

Total	$209,248	$1,624

17. GAIN (LOSS) ON EARLY EXTINGUISHMENT OF DEBT

In 2006, the Company issued $56.3 million principal amount of PTHI’s 5% Exchangeable Senior Notes in exchange for $20.5 million of cash and the retirement of $54.8 million principal amount of the Company’s 2003 Convertible

Notes. This exchange has been accounted for as a troubled debt restructuring, resulting in $11.3 million of future cash payments being recognized as long-term obligations and a gain on restructuring of debt of $4.8 million. The Company also exchanged $27.4 million principal amount of the Company’s 2000 Convertible Subordinated Debentures for $27.5 million principal amount of the Company’s 2006 Step Up Convertible Subordinated Debentures resulting in a gain on early extinguishment of debt of $1.5 million including the write-off of related deferred financing costs. In January 2006, the Company exchanged 1,825,000 shares of the Company’s common stock for the extinguishment of $2.5 million in principal amount of the October 1999 Senior Notes resulting in a $1.2 million gain on early extinguishment of debt including the write-off of related deferred financing costs.

In 2005, the Company exchanged 14,985,175 shares of the Company’s common stock for the extinguishment of $25.6 million principal amount of its 2000 Convertible Subordinated Debentures and October 1999 Senior Notes prior to maturity resulting in a loss on early extinguishment of debt of $1.7 million, including the write-off of related deferred financing costs. In particular, the following debt securities were extinguished: $17.0 million principal amount of the 2000 Convertible Subordinated Debentures were exchanged for 9,820,000 shares of the Company’s common stock resulting in a loss on early extinguishment of debt of $5.9 million, and $8.6 million principal amount of the October 1999 Senior Notes were exchanged for 5,165,175 shares of the Company’s common stock resulting in a gain on early extinguishment of debt of $4.2 million.

In 2004, the Company made open market purchases of $198.5 million principal amount of its Convertible Subordinated Debentures and Senior Notes, prior to maturity for $207.5 million and fully paid its debt obligations with Cable & Wireless (C&W) for $6.1 million resulting in a loss on early extinguishment of debt of $11.0 million, including the write-off of related deferred financing costs. In particular, the following high yield debt securities were purchased: $109.9 million of the January 1999 Senior Notes for $116.1 million resulting in a loss on early extinguishment of debt of $7.4 million; $46.6 million of the 1998 Senior Notes for $48.9 million resulting in a loss on early extinguishment of debt of $3.0 million; $33.1 million principal amount of the October 1999 Senior Notes for $35.0 million resulting in a loss on early extinguishment of debt of $2.5 million; $4.0 million of the 2000 Convertible Subordinated Debentures for $3.0 million resulting in a gain on early extinguishment of debt of $0.9 million; and $5.0 million principal amount of the 2004 Senior Notes for $4.5 million resulting in a gain on early extinguishment of debt of $0.4 million. The Company fully paid its debt obligation of $6.1 million with C&W from the purchase of its retail voice switched services customer base for $5.0 million in cash resulting in a gain on early extinguishment of debt of $1.1 million.

18. DISCONTINUED OPERATIONS

In February 2007, the Company sold its Australian domain name registry and web hosting subsidiary, Planet Domain. The sale price was $6.5 million ($8.3 million AUD). The Company received $5.5 million in net cash proceeds from the transaction after closing adjustments. The net assets of Planet Domain were $0.2 million at the closing date.

As a result of the sale, the Company’s consolidated financial statements reflect Planet Domain operations as discontinued operations for all periods reported. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes as income from discontinued operations.

Summarized operating results of the discontinued Planet Domain operations for the years ended December 31, 2006, 2005 and 2004 are as follows (in thousands):

	Year Ended December 31,
	2006	2005	2004
Net revenues	$4,212	$3,568	$2,737
Operating expenses	3,064	2,818	2,140

Income from discontinued operations	$1,148	$750	$597

In May 2006, the Company entered into a Share Purchase Agreement (SPA) with Videsh Sanchar Nigam Limited (VSNL), a leading international telecommunications company and member of the TATA Group, whereby VSNL purchased 100% of the stock of Direct Internet Limited (DIL), whose wholly-owned subsidiary, Primus Telecommunications India Limited (PTIL), was primarily engaged in providing fixed broadband wireless Internet services to enterprise and retail customers in India. The Company owned approximately 85% of the stock of DIL through an indirect wholly-owned subsidiary. The remaining approximately 15% of the stock of DIL was owned by the manager of DIL and PTIL, who had founded the predecessor companies. The total purchase consideration was $17.5 million. The Company received $13.0 million in net cash proceeds from the transaction at closing on June 23, 2006, after closing adjustments. The net assets of DIL were $8.9 million at June 23, 2006.

As a result of the sale, the Company’s consolidated financial statements reflect India operations as discontinued operations for the year ended December 31, 2006, 2005 and 2004. Accordingly, revenue, costs, and expenses of the discontinued operations have been excluded from the respective captions in the consolidated statements of operations. The net operating results of the discontinued operations have been reported, net of applicable income taxes, as income from discontinued operations.

Summarized operating results of the discontinued India operations for year ended December 31, 2006, 2005 and 2004 are as follows (in thousands):

	Year Ended December 31,
	2006	2005	2004
Net revenue	$5,653	$10,810	$11,006
Operating expenses	4,476	8,552	8,553

Income from operations	1,177	2,258	2,453
Interest expense	(5)	(4)	(3)
Interest income and other income	45	17	72

Income before income tax	1,217	2,271	2,522
Income tax expense	(78)	(189)	(213)

Income from discontinued operations	$1,139	$2,082	$2,309

19. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is calculated by dividing income (loss) attributable to common stockholders by the weighted average common shares outstanding during the period.

Diluted income per common share adjusts basic income per common share for the effects of potentially dilutive common share equivalents. Potentially dilutive common shares primarily include the dilutive effects of common shares issuable under the Company’s stock option compensation plans computed using the treasury stock method and the dilutive effects of shares issuable upon conversion of its 2003 Convertible Senior Notes, 2000 Convertible Subordinated Debentures, the Step Up Convertible Subordinated Debentures, and 5% Exchangeable Senior Notes. The warrants expired on August 1, 2004.

The Company had no dilutive common share equivalents during the year ended December 31, 2006, due to the results of operations being a net loss. For the year ended December 31, 2006, the following could potentially dilute income per common share in the future but were excluded from the calculation of diluted loss per common share due to their antidilutive effects:

•	7.9 million shares issuable under the Company’s stock option compensation plans,

•	46.9 million shares issuable upon the conversion of the 5% Exchangeable Senior Notes,

•	23.2 million shares issuable upon the conversion of the Step Up Convertible Subordinated Debentures,

•	8.3 million shares issuable upon conversion of the 2003 Convertible Senior Notes, and

•	0.5 million shares issuable upon the conversion of the 2000 Convertible Subordinated Debentures.

The Company had no dilutive common share equivalents during the year ended December 31, 2005, due to the results of operations being a net loss. For the year ended December 31, 2005, the following could potentially dilute income per common share in the future but were excluded from the calculation of diluted loss per common share due to their antidilutive effects:

•	9.3 million shares issuable under the Company’s stock option compensation plans, and

•	14.2 million shares issuable upon conversion of the 2003 Convertible Senior Notes, and

•	1.0 million shares issuable upon the conversion of the 2000 Convertible Subordinated Debentures.

The Company had no dilutive common share equivalents during the year ended December 31, 2004, due to the results of operations being a net loss. For the year ended December 31, 2004, the following could have potentially diluted income per common share in the future but were excluded from the calculation of diluted loss per common share due to their antidilutive effects:

•	8.6 million shares issuable under the Company’s stock option compensation plans, and

•	14.2 million shares issuable upon conversion of the 2003 Convertible Senior Notes, and

•	1.3 million shares issuable upon the conversion of the 2000 Convertible Subordinated Debentures.

20. GUARANTOR/NON-GUARANTOR CONSOLIDATING CONDENSED FINANCIAL INFORMATION

Consolidating Financial Statements for PTHI Debt Issuances

PTHI’s 2004 Senior Notes, senior secured term loan facility and 5% Exchangeable Senior Notes are fully and unconditionally guaranteed by PTGI on a senior basis as of December 31, 2006. PTGI has a 100% ownership in PTHI and no direct subsidiaries other than PTHI. Accordingly, the following consolidating condensed financial information as of December 31, 2006 and December 31, 2005, and for the years ended December 31, 2006, 2005 and 2004 are included for (a) PTGI on a stand-alone basis; (b) PTHI on a stand-alone basis; (c) PTGI’s indirect non-guarantor subsidiaries on a combined basis; and (d) PTGI on a consolidated basis.

Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries eliminate investments in subsidiaries, intercompany balances and intercompany transactions.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Year Ended December 31, 2006
	PTGI	PTHI	Other	Eliminations	Consolidated
NET REVENUE	$—	$—	$1,007,255	$—	$1,007,255

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	662,186	—	662,186
Selling, general and administrative	6,005	6,511	273,673	—	286,189
Depreciation and amortization	—	—	47,536	—	47,536
Loss on sale or disposal of assets	—	—	16,097	—	16,097
Asset impairment write-down	—	—	209,248	—	209,248

Total operating expenses	6,005	6,511	1,208,740	—	1,221,256

LOSS FROM OPERATIONS	(6,005)	(6,511)	(201,485)	—	(214,001)

INTEREST EXPENSE	(17,308)	(31,128)	(5,733)	—	(54,169)
ACCRETION ON DEBT DISCOUNT	(1,732)	—	—	—	(1,732)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	5,373	—	—	—	5,373
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR
RESTRUCTURING OF DEBT	10,374	(2,850)	(115)	—	7,409
INTEREST AND OTHER INCOME	139	—	3,554	—	3,693
FOREIGN CURRENCY TRANSACTION GAIN	8,777	1,445	411	—	10,633
INTERCOMPANY INTEREST	—	1,295	(1,295)	—	—
MANAGEMENT FEE	—	5,441	(5,441)	—	—

LOSS BEFORE INCOME TAXES AND EQUITY IN NET LOSS OF SUBSIDIARIES	(382)	(32,308)	(210,104)	—	(242,794)
INCOME TAX EXPENSE	(405)	(93)	(4,368)	—	(4,866)

LOSS BEFORE EQUITY IN NET LOSS OF SUBSIDIARIES	(787)	(32,401)	(214,472)	—	(247,660)

EQUITY IN NET LOSS OF SUBSIDIARIES	(237,171)	(204,770)	—	441,941	—

LOSS FROM CONTINUING OPERATIONS	(237,958)	(237,171)	(214,472)	441,941	(247,660)

INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	2,287	—	2,287
GAIN ON SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	7,415	—	7,415

NET LOSS	$(237,958)	$(237,171)	$(204,770)	$441,941	$(237,958)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Year Ended December 31, 2005
	PTGI	PTHI	Other	Eliminations	Consolidated
NET REVENUE	$—	$—	$1,173,018	$—	$1,173,018

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	778,227	—	778,227
Selling, general and administrative	5,883	7,445	364,466	—	377,794
Depreciation and amortization	—	—	86,562	—	86,562
Loss on sale or disposal of assets	—	—	13,364	—	13,364

Total operating expenses	5,883	7,445	1,242,619	—	1,255,947

LOSS FROM OPERATIONS	(5,883)	(7,445)	(69,601)	—	(82,929)

INTEREST EXPENSE	(19,984)	(28,847)	(4,605)	—	(53,436)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	(1,693)	—	—	—	(1,693)
INTEREST AND OTHER INCOME	150	—	2,132	—	2,282
FOREIGN CURRENCY TRANSACTION LOSS	(1,150)	(12,940)	(3,538)	—	(17,628)
INTERCOMPANY INTEREST	—	2,525	(2,525)	—	—
ROYALTY FEE	(6,491)	—	6,491	—	—
MANAGEMENT FEE	—	8,018	(8,018)	—	—

LOSS BEFORE INCOME TAXES AND EQUITY IN NET LOSS OF SUBSIDIARIES	(35,051)	(38,689)	(79,664)	—	(153,404)
INCOME TAX BENEFIT (EXPENSE)	719	93	(4,620)	—	(3,808)

LOSS BEFORE EQUITY IN NET LOSS OF SUBSIDIARIES	(34,332)	(38,596)	(84,284)	—	(157,212)

EQUITY IN NET LOSS OF SUBSIDIARIES	(120,048)	(81,452)	—	201,500	—

LOSS FROM CONTINUING OPERATIONS	(154,380)	(120,048)	(84,284)	201,500	(157,212)

INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	2,832	—	2,832

NET LOSS	$(154,380)	$(120,048)	$(81,452)	$201,500	$(154,380)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Year Ended December 31, 2004
	PTGI	PTHI	Other	Eliminations	Consolidated
NET REVENUE	$—	$—	$1,337,129	$—	$1,337,129

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	814,400	—	814,400
Selling, general and administrative	7,536	10,136	373,785	—	391,457
Depreciation and amortization	—	—	91,699	—	91,699
Loss on sale or disposal of assets	—	—	1,941	—	1,941
Asset impairment write-down	—	—	1,624	—	1,624

Total operating expenses	7,536	10,136	1,283,449	—	1,301,121

INCOME (LOSS) FROM OPERATIONS	(7,536)	(10,136)	53,680	—	36,008

INTEREST EXPENSE	(24,058)	(20,005)	(6,460)	—	(50,523)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OF DEBT	(11,958)	358	618	—	(10,982)
INTEREST AND OTHER INCOME	204	—	10,904	—	11,108
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(2,600)	4,149	5,039	—	6,588
INTERCOMPANY INTEREST	618	4,863	(5,481)	—	—
MANAGEMENT FEE	—	11,586	(11,586)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME OF SUBSIDIARIES	(45,330)	(9,185)	46,714	—	(7,801)
INCOME TAX EXPENSE	(2,797)	(108)	(2,781)	—	(5,686)

INCOME (LOSS) BEFORE EQUITY IN NET INCOME OF SUBSIDIARIES	(48,127)	(9,293)	43,933	—	(13,487)

EQUITY IN NET INCOME OF SUBSIDIARIES	37,546	46,839	—	(84,385)	—

LOSS FROM CONTINUING OPERATIONS	(10,581)	37,546	43,933	(84,385)	(13,487)

INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	2,906	—	2,906

NET INCOME (LOSS)	$(10,581)	$37,546	$46,839	$(84,385)	$(10,581)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	December 31, 2006
	PTGI	PTHI	Other	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,764	$(28)	$60,581	$—	$64,317
Accounts receivable	—		118,012	—	118,012
Prepaid expenses and other current assets	789	—	23,489	—	24,278

Total current assets	4,553	(28)	202,082	—	206,607

INTERCOMPANY RECEIVABLES	51,736	1,105,874	—	(1,157,610)	—
INVESTMENTS IN SUBSIDIARIES	69,484	(633,659)	—	564,175	—
RESTRICTED CASH	—	—	8,415	—	8,415
PROPERTY AND EQUIPMENT - Net	—	—	111,682	—	111,682
GOODWILL	—	—	34,893	—	34,893
OTHER INTANGIBLE ASSETS - Net	—	—	2,762	—	2,762
OTHER ASSETS	3,717	7,992	16,182	—	27,891

TOTAL ASSETS	$129,490	$480,179	$376,016	$(593,435)	$392,250

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$838	$301	69,447	$—	$70,586
Accrued interconnection costs	—	—	48,942	—	48,942
Deferred revenue	—	—	18,315	—	18,315
Accrued expenses and other current liabilities	1,111	2,070	43,803	—	46,984
Accrued income taxes	1,460	150	16,311	—	17,921
Accrued interest	4,169	8,766	692	—	13,627
Current portion of long-term obligations	22,702	3,816	10,479	—	36,997

Total current liabilities	30,280	15,103	207,989	—	253,372

INTERCOMPANY PAYABLES	322,190	—	835,420	(1,157,610)	—
LONG-TERM OBLIGATIONS (net of discount of $5,354)	170,937	395,592	40,548	—	607,077
OTHER LIABILITIES	—	—	56	—	56

Total liabilities	523,407	410,695	1,084,013	(1,157,610)	860,505

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,138	—	—	—	1,138
Additional paid-in capital	692,941	1,161,930	305,844	(1,467,774)	692,941
Accumulated deficit	(1,087,996)	(1,092,446)	(939,503)	2,031,949	(1,087,996)
Accumulated other comprehensive loss	—	—	(74,338)	—	(74,338)

Total stockholders’ equity (deficit)	(393,917)	69,484	(707,997)	564,175	(468,255)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$129,490	$480,179	$376,016	$(593,435)	$392,250

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	December 31, 2005
	PTGI	PTHI	Other	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,255	$(82)	$41,826	$—	$42,999
Accounts receivable	—	—	141,909	—	141,909
Prepaid expenses and other current assets	1,596	8	30,301	—	31,905

Total current assets	2,851	(74)	214,036	—	216,813

INTERCOMPANY RECEIVABLES	11,398	1,071,067	—	(1,082,465)	—
INVESTMENTS IN SUBSIDIARIES	306,662	(428,882)	—	122,220	—
RESTRICTED CASH	—	—	10,619	—	10,619
PROPERTY AND EQUIPMENT - Net	—	—	285,881	—	285,881
GOODWILL	—	—	85,745	—	85,745
OTHER INTANGIBLE ASSETS - Net	—	—	11,392	—	11,392
OTHER ASSETS	4,738	8,503	17,398	—	30,639

TOTAL ASSETS	$325,649	$650,614	$625,071	$(960,245)	$641,089

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,275	$174	$81,492	$—	$83,941
Accrued interconnection costs	—	—	64,333	—	64,333
Deferred revenue	—	—	30,037	—	30,037
Accrued expenses and other current liabilities	62	751	30,587	—	31,400
Accrued income taxes	1,770	49	14,520	—	16,339
Accrued interest	4,540	8,728	—	—	13,268
Current portion of long-term obligations	—	1,000	15,092	—	16,092

Total current liabilities	8,647	10,702	236,061	—	255,410

INTERCOMPANY PAYABLES	223,612	—	858,853	(1,082,465)	—
LONG-TERM OBLIGATIONS	256,179	333,250	29,691	—	619,120
OTHER LIABILITIES	—	—	2,893	—	2,893

Total liabilities	488,438	343,952	1,127,498	(1,082,465)	877,423

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,053	—	—	—	1,053
Additional paid-in capital	686,196	1,161,937	305,851	(1,467,788)	686,196
Accumulated deficit	(850,038)	(855,275)	(734,733)	1,590,008	(850,038)
Accumulated other comprehensive loss	—	—	(73,545)	—	(73,545)

Total stockholders’ equity (deficit)	(162,789)	306,662	(502,427)	122,220	(236,334)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$325,649	$650,614	$625,071	$(960,245)	$641,089

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Year Ended December 31, 2006
	PTGI	PTHI	Other	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(237,958)	$(237,171)	$(204,770)	$441,941	$(237,958)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	15,094	—	15,094
Stock compensation expense	—	545	—	—	545
Depreciation and amortization	—	—	48,156	—	48,156
Loss on sale or disposal of assets	—	—	8,706	—	8,706
Asset impairment write-down	—	—	209,248	—	209,248
Accretion of debt discount	1,732		—		1,732
Equity in net loss of subsidiary	237,171	204,770	—	(441,941)	—
Change in estimated fair value of embedded derivatives	(5,373)		—		(5,373)
(Gain) loss on early extinguishment or restructuring of debt	(10,374)	2,850	115	—	(7,409)
Other	—	—	(1,110)	—	(1,110)
Unrealized foreign currency transaction gain on intercompany and foreign debt	(8,696)	(1,468)	(1,572)	—	(11,736)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	14,825	—	14,825
Decrease in prepaid expenses and other current assets	809	8	8,550	—	9,367
(Increase) decrease in other assets	861	511	(199)	—	1,173
(Increase) decrease in intercompany balance	20,385	13,218	(33,603)	—	—
Decrease in accounts payable	(1,437)	127	(17,117)	—	(18,427)
Decrease in accrued interconnection costs	—	—	(18,210)	—	(18,210)
Increase, net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	737	1,420	1,666	—	3,823
Increase (decrease) in accrued interest	(282)	38	668	—	424

Net cash provided by (used in) operating activities	(2,425)	(15,152)	30,447	—	12,870

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(33,016)	—	(33,016)
Cash from disposition of business, net of cash disposed	—	—	12,947	—	12,947
Cash used for business acquisitions, net of cash acquired	—	—	(227)	—	(227)
Decrease in restricted cash	—	—	2,427	—	2,427

Net cash used in investing activities	—	—	(17,869)	—	(17,869)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	20,501	14,790	—	35,291
Deferred financing costs	—	(2,850)	—	—	(2,850)
Principal payments on capital leases, vendor financing and other long-term obligations	—	(2,445)	(9,462)	—	(11,907)
Proceeds from sale of common stock	4,934	—	—	—	4,934

Net cash provided by financing activities	4,934	15,206	5,328	—	25,468

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	849	—	849

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,509	54	18,755	—	21,318
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,255	(82)	41,826	—	42,999

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,764	$(28)	$60,581	$—	$64,317

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Year Ended December 31, 2005
	PTGI	PTHI	Other	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(154,380)	$(120,048)	$(81,452)	$201,500	$(154,380)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	21,522	—	21,522
Depreciation and amortization	—	—	87,729	—	87,729
Loss on sale of assets	—	—	24	—	24
Loss on disposal of assets	—	—	13,356	—	13,356
Equity in net loss of subsidiary	120,048	81,452	—	(201,500)	—
Equity investment loss	—	—	249	—	249
Loss on early extinguishment of debt	1,693	—	—	—	1,693
Other	—	—	(381)	—	(381)
Unrealized foreign currency transaction loss on intercompany and foreign debt	1,274	12,640	(2,706)	—	11,208
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	19,276	—	19,276
(Increase) decrease in prepaid expenses and other current assets	(383)	(8)	4,468	—	4,077
(Increase) decrease in other assets	1,171	637	(3,407)	—	(1,599)
(Increase) decrease in intercompany balance	33,286	(69,144)	35,858	—	—
Increase (decrease) in accounts payable	78	(1,006)	(32,864)	—	(33,792)
Decrease in accrued interconnection costs	—	—	(12,297)	—	(12,297)
Decrease, net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	(3,606)	(898)	(2,809)	—	(7,313)
Increase (decrease) in accrued interest	(149)	59	—	—	(90)

Net cash provided by (used in) operating activities	(968)	(96,316)	46,566	—	(50,718)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(49,823)	—	(49,823)
Cash used for business acquisitions, net of cash acquired	—	—	(243)	—	(243)
Decrease in restricted cash	—	—	5,813	—	5,813

Net cash used in investing activities	—	—	(44,253)	—	(44,253)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	100,000	12,717	—	112,717
Deferred financing costs	—	(3,000)	—	—	(3,000)
Principal payments on capital leases, vendor financing and other long-term obligations	—	(750)	(19,519)	—	(20,269)
Proceeds from sale of common stock	256	—	—	—	256

Net cash provided by (used in) financing activities	256	96,250	(6,802)	—	89,704

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	(1,402)	—	(1,402)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(712)	(66)	(5,891)	—	(6,669)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,967	(16)	47,717	—	49,668

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,255	$(82)	$41,826	$—	$42,999

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Year Ended December 31, 2004
	PTGI	PTHI	Other	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,581)	$37,546	$46,839	$(84,385)	$(10,581)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	20,210	—	20,210
Non-cash compensation expense	10	—	—	—	10
Depreciation and amortization	—	—	92,744	—	92,744
Loss on sale of fixed assets	—	—	1,941	—	1,941
Asset impairment write-down	—	—	1,624	—	1,624
Equity in net income of subsidiary	(37,546)	(46,839)	—	84,385	—
Equity investment loss	—	—	412	—	412
(Gain) loss on early extinguishment of debt	11,958	(358)	(618)	—	10,982
Other	—	—	(452)	—	(452)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	2,682	(3,650)	(9,508)	—	(10,476)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	361	—	361
Decrease in prepaid expenses and other current assets	198	—	3,504	—	3,702
(Increase) decrease in other assets	1,346	718	(12,991)	—	(10,927)
(Increase) decrease in intercompany balance	236,946	(227,480)	(9,466)	—	—
Increase in accounts payable	949	1,180	5,814	—	7,943
Decrease in accrued interconnection costs	—	—	(20,155)	—	(20,155)
Increase (decrease) in accrued expenses, other current liabilities, accrued income taxes and other liabilities	3,013	1,698	(19,591)	—	(14,880)
Increase (decrease) in accrued interest	(7,224)	8,669	(507)	—	938

Net cash provided by (used in) operating activities	201,751	(228,516)	100,161	—	73,396

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(41,786)	—	(41,786)
Cash used for business acquisitions, net of cash acquired	—	—	(29,608)	—	(29,608)
Increase in restricted cash	—	—	(4,186)	—	(4,186)

Net cash used in investing activities	—	—	(75,580)	—	(75,580)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations, net	—	240,000	2,240	—	242,240
Deferred financing costs	—	(7,000)	—	—	(7,000)
Purchase of the Company’s debt securities	(202,972)	(4,500)	—	—	(207,472)
Principal payments on capital leases, vendor financing and other long-term obligations	—	—	(35,564)	—	(35,564)
Proceeds from sale of common stock	1,402	—	—	—	1,402

Net cash (used in) provided by financing activities	(201,570)	228,500	(33,324)	—	(6,394)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	(5,820)	—	(5,820)

NET CHANGE IN CASH AND CASH EQUIVALENTS	181	(16)	(14,563)	—	(14,398)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,786	—	62,280	—	64,066

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,967	$(16)	$47,717	$—	$49,668

Consolidating Financial Statements for IHC Debt Issuance

Primus Telecommunications IHC, Inc.’s 14  1/4% Second Lien Notes, are fully, unconditionally, jointly and severally guaranteed by PTGI on a senior basis as of March 31, 2007 and by PTHI, Primus Telecommunications, Inc., TresCom International Inc., Least Cost Routing, Inc., TresCom U.S.A., Inc., iPRIMUS USA, Inc., and iPRIMUS,com, Inc., 100% owned subsidiaries of PTGI (collectively, the “Other Guarantors”). PTGI has a 100% ownership in PTHI and no direct subsidiaries other than PTHI. Accordingly, the following consolidating condensed financial information as of December 31, 2006 and 2005 and for the year ended December 31, 2006, 2005 and 2004 are included for (a) PTGI on a stand-alone basis; (b) Primus Telecommunications IHC, Inc. (IHC) on a stand-alone basis; (c) the Other Guarantor subsidiaries on a combined basis; (d) PTGI’s indirect non-guarantor subsidiaries on a combined basis and (e) PTGI on a consolidated basis.

Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principal elimination entries eliminate investments in subsidiaries, intercompany balances and intercompany transactions.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Year Ended December 31, 2006
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$164,388	$842,867	$—	$1,007,255
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	124,481	537,705	—	662,186
Selling, general and administrative	6,005	29	42,379	237,776	—	286,189
Depreciation and amortization	—	—	9,029	38,507	—	47,536
(Gain) Loss on sale or disposal of assets	—	—	(267)	16,364	—	16,097
Asset impairment write-down	—	—	70,941	138,307	—	209,248

Total operating expenses	6,005	29	246,563	968,659	—	1,221,256

LOSS FROM OPERATIONS	(6,005)	(29)	(82,175)	(125,792)	—	(214,001)
INTEREST EXPENSE	(17,308)	—	(31,142)	(5,719)	—	(54,169)
ACCRETION ON DEBT DISCOUNT	(1,732)	—	—	—	—	(1,732)
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	5,373	—	—	—	—	5,373
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	10,374	—	(2,965)	—	—	7,409
INTEREST AND OTHER INCOME	139	—	19	3,535	—	3,693
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	8,777	904	1,472	(520)	—	10,633
INTERCOMPANY INTEREST	—	2,697	1,295	(3,992)	—	—
MANAGEMENT FEE	—	—	6,275	(6,275)	—	—
ROYALTY FEE	—	15,266	(436)	(14,830)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(382)	18,838	(107,657)	(153,593)	—	(242,794)
INCOME TAX EXPENSE	(405)	(1,090)	(225)	(3,146)	—	(4,866)

INCOME (LOSS) BEFORE EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(787)	17,748	(107,882)	(156,739)	—	(247,660)
EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(237,171)	—	(204,770)	—	441,941	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(237,958)	17,748	(312,652)	(156,739)	441,941	(247,660)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	2,287	—	2,287
GAIN ON SALE OF DISCONTINUED OPERATIONS, net of tax	—	—	—	7,415	—	7,415

NET INCOME (LOSS)	$(237,958)	$17,748	$(312,652)	$(147,037)	$441,941	(237,958)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Year Ended December 31, 2005
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$187,187	$985,831	$—	$1,173,018
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	126,886	651,341	—	778,227
Selling, general and administrative	5,883	323	67,369	304,219	—	377,794
Depreciation and amortization	—	—	21,941	64,621	—	86,562
Loss on sale or disposal of assets	—	—	3,013	10,351	—	13,364

Total operating expenses	5,883	323	219,209	1,030,532	—	1,255,947

LOSS FROM OPERATIONS	(5,883)	(323)	(32,022)	(44,701)	—	(82,929)
INTEREST EXPENSE	(19,984)	—	(28,908)	(4,544)	—	(53,436)
LOSS ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(1,693)	—	—	—	—	(1,693)
INTEREST AND OTHER INCOME	150	—	(2,140)	4,272	—	2,282
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(1,150)	(562)	(9,290)	(6,626)	—	(17,628)
INTERCOMPANY INTEREST	—	1,739	2,525	(4,264)	—	—
MANAGEMENT FEE	—	—	9,670	(9,670)	—	—
ROYALTY FEE	(6,491)	22,071	(333)	(15,247)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(35,051)	22,925	(60,498)	(80,780)	—	(153,404)
INCOME TAX EXPENSE	719	(1,092)	12	(3,447)	—	(3,808)

INCOME (LOSS) BEFORE EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(34,332)	21,833	(60,486)	(84,227)	—	(157,212)
EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(120,048)	—	(81,452)	—	201,500	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(154,380)	21,833	(141,938)	(84,227)	201,500	(157,212)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	2,832	—	2,832

NET INCOME (LOSS)	$(154,380)	$21,833	$(141,938)	$(81,395)	$201,500	(154,380)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(in thousands)

	For the Year Ended December 31, 2004
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$—	$246,902	$1,090,227	$—	$1,337,129

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation included below)	—	—	166,351	648,049	—	814,400
Selling, general and administrative	7,536	—	88,027	295,894	—	391,457
Depreciation and amortization	—	—	27,882	63,817	—	91,699
Loss on sale or disposal of assets	—	—	1,873	68	—	1,941
Asset impairment write-down	—	—	1,474	150	—	1,624

Total operating expenses	7,536	—	285,607	1,007,978	—	1,301,121

INCOME (LOSS) FROM OPERATIONS	(7,536)	—	(38,705)	82,249	—	36,008

INTEREST EXPENSE	(24,058)	—	(20,189)	(6,276)	—	(50,523)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	(11,958)	—	1,471	(495)	—	(10,982)
INTEREST AND OTHER INCOME	204	—	64	10,840	—	11,108
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(2,600)	698	4,335	4,155	—	6,588
INTERCOMPANY INTEREST	618	646	4,639	(5,903)	—	—
MANAGEMENT FEE	—	—	13,410	(13,410)	—	—
ROYALTY FEE	—	15,890	(362)	(15,528)	—	—

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	(45,330)	17,234	(35,337)	55,632	—	(7,801)
INCOME TAX EXPENSE	(2,797)	(652)	(143)	(2,094)	—	(5,686)

INCOME (LOSS) BEFORE EQUITY IN NET LOSS OF SUBSIDIARIES	(48,127)	16,582	(35,480)	53,538	—	(13,487)
EQUITY IN NET INCOME (LOSS) OF SUBSIDIARIES	37,546	—	46,839	—	(84,385)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(10,581)	16,582	11,359	53,538	(84,385)	(13,487)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	—	—	—	2,906	—	2,906

NET INCOME (LOSS)	$(10,581)	$16,582	$11,359	$56,444	$(84,385)	(10,581)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	December 31, 2006
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,764	$—	$(35)	$60,588	$—	$64,317
Accounts receivable	—	—	16,987	101,025	—	118,012
Prepaid expenses and other current assets	789	—	1,156	22,333	—	24,278

Total current assets	4,553	—	18,108	183,946	—	206,607

INTERCOMPANY RECEIVABLES	83,361	59,082	617,133	31,625	(791,201)	—
INVESTMENTS IN SUBSIDIARIES	69,484	—	(55,054)	—	(14,430)	—
RESTRICTED CASH	—	—	855	7,560	—	8,415
PROPERTY AND EQUIPMENT - Net	—	—	18,333	93,349	—	111,682
GOODWILL	—	—	—	34,893	—	34,893
OTHER INTANGIBLE ASSETS - Net	—	—	—	2,762	—	2,762
OTHER ASSETS	3,717	—	9,098	15,076	—	27,891

TOTAL ASSETS	$161,115	$59,082	$608,473	$369,211	$(805,631)	$392,250

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$838	$—	$4,240	$65,508	$—	$70,586
Accrued interconnection costs	—	—	23,825	25,117	—	48,942
Deferred revenue	—	—	1,170	17,145	—	18,315
Accrued expenses and other current liabilities	1,111	—	10,600	35,273	—	46,984
Accrued income taxes	1,460	2,919	167	13,375	—	17,921
Accrued interest	4,169	—	8,766	692	—	13,627
Current portion of long-term obligations	22,702	—	3,920	10,375	—	36,997

Total current liabilities	30,280	2,919	52,688	167,485	—	253,372

INTERCOMPANY PAYABLES	353,815	—	90,572	346,814	(791,201)	—
LONG-TERM OBLIGATIONS	170,937	—	395,806	40,334	—	607,077
OTHER LIABILITIES	—	—	(77)	133	—	56

Total liabilities	555,032	2,919	538,989	554,766	(791,201)	860,505

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,138	—	—	—	—	1,138
Additional paid-in capital	692,941	—	1,161,930	306,235	(1,468,165)	692,941
Accumulated deficit	(1,087,996)	56,163	(1,092,446)	(417,452)	1,453,735	(1,087,996)
Accumulated other comprehensive loss	—	—	—	(74,338)	—	(74,338)

Total stockholders’ equity (deficit)	(393,917)	56,163	69,484	(185,555)	(14,430)	(468,255)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$161,115	$59,082	$608,473	$369,211	$(805,631)	$392,250

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED BALANCE SHEET

(in thousands)

	December 31, 2005
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,255	$—	$(446)	$42,190	$—	$42,999
Accounts receivable	—	—	22,374	119,535	—	141,909
Prepaid expenses and other current assets	1,596	—	917	29,392	—	31,905

Total current assets	2,851	—	22,845	191,117	—	216,813

INTERCOMPANY RECEIVABLES	70,053	40,841	572,224	76,017	(759,135)	—
INVESTMENTS IN SUBSIDIARIES	306,662	—	74,242	—	(380,904)	—
RESTRICTED CASH	—	—	—	10,619	—	10,619
PROPERTY AND EQUIPMENT - Net	—	—	62,819	223,062	—	285,881
GOODWILL	—	—	33,245	52,500	—	85,745
OTHER INTANGIBLE ASSETS - Net	—	—	162	11,230	—	11,392
OTHER ASSETS	4,738	—	10,035	15,866	—	30,639

TOTAL ASSETS	$384,304	$40,841	$775,572	$580,411	$(1,140,039)	$641,089

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,275	$—	$1,822	$79,844	$—	$83,941
Accrued interconnection costs	—	—	23,688	40,645	—	64,333
Deferred revenue	—	—	7,135	22,902	—	30,037
Accrued expenses and other current liabilities	62	—	3,617	27,721	—	31,400
Accrued income taxes	1,770	2,426	85	12,058	—	16,339
Accrued interest	4,540	—	8,728	—	—	13,268
Current portion of long-term obligations	—	—	1,057	15,035	—	16,092

Total current liabilities	8,647	2,426	46,132	198,205	—	255,410

INTERCOMPANY PAYABLES	282,267	—	89,149	387,719	(759,135)	—
LONG-TERM OBLIGATIONS	256,179	—	333,552	29,389	—	619,120
OTHER LIABILITIES	—	—	77	2,816	—	2,893

Total liabilities	547,093	2,426	468,910	618,129	(759,135)	877,423

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	1,053	—	—	—	—	1,053
Additional paid-in capital	686,196	—	1,161,937	308,257	(1,470,194)	686,196
Accumulated deficit	(850,038)	38,415	(855,275)	(272,430)	1,089,290	(850,038)
Accumulated other comprehensive loss	—	—	—	(73,545)	—	(73,545)

Total stockholders’ equity (deficit)	(162,789)	38,415	306,662	(37,718)	(380,904)	(236,334)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$384,304	$40,841	$775,572	$580,411	$(1,140,039)	$641,089

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Year Ended December 31, 2006
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(237,958)	$17,748	$(312,652)	$(147,037)	$441,941	$(237,958)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	1,410	13,684	—	15,094
Stock compensation expense	—	—	545	—	—	545
Depreciation and amortization	—	—	9,030	39,126	—	48,156
(Gain) loss on sale or disposal of assets	—	—	(267)	8,973	—	8,706
Asset impairment write-down	—	—	70,941	138,307	—	209,248
Accretion of debt discount	1,732	—	—	—		1,732
Equity in net loss of subsidiary	237,171	—	204,770	—	(441,941)	—
Change in estimated fair value of embedded derivatives	(5,373)	—	—	—		(5,373)
(Gain) loss on early extinguishment or restructuring of debt	(10,374)	—	2,965	—	—	(7,409)
Other	—	—	—	(1,110)	—	(1,110)
Unrealized foreign currency transaction gain on intercompany and foreign debt	(8,696)	(943)	(1,468)	(629)	—	(11,736)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	3,978	10,847	—	14,825
(Increase) decrease in prepaid expenses and other current assets	809	—	(239)	8,797	—	9,367
(Increase) decrease in other assets	861	—	937	(625)	—	1,173
(Increase) decrease in intercompany balance	20,385	(17,298)	2,908	(5,995)	—	—
Increase (decrease) in accounts payable	(1,437)	—	2,418	(19,408)	—	(18,427)
Increase (decrease) in accrued interconnection costs	—	—	137	(18,347)	—	(18,210)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	737	493	831	1,762	—	3,823
Increase (decrease) in accrued interest	(282)	—	38	668	—	424

Net cash provided by (used in) operating activities	(2,425)	—	(13,718)	29,013	—	12,870

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(1,790)	(31,226)	—	(33,016)
Cash from disposition of business, net of cash disposed	—	—	—	12,947	—	12,947
Cash used for business acquisitions, net of cash acquired	—	—	—	(227)	—	(227)
Decrease in restricted cash	—	—	775	1,652	—	2,427

Net cash used in investing activities	—	—	(1,015)	(16,854)	—	(17,869)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	—	20,501	14,790	—	35,291
Deferred financing costs	—	—	(2,850)	—	—	(2,850)
Principal payments on capital leases, vendor financing and other long-term obligations	—	—	(2,507)	(9,400)	—	(11,907)
Proceeds from sale of common stock	4,934	—	—	—	—	4,934

Net cash provided by (used in) financing activities	4,934	—	15,144	5,390	—	25,468

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	849	—	849

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,509	—	411	18,398	—	21,318
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,255	—	(446)	42,190	—	42,999

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,764	$—	$(35)	$60,588	$—	$64,317

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Year Ended December 31, 2005
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(154,380)	$21,833	$(141,938)	$(81,395)	$201,500	$(154,380)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	1,884	19,638	—	21,522
Depreciation and amortization	—	—	21,940	65,789	—	87,729
Loss on sale or disposal of assets	—	—	3,013	10,367	—	13,380
Equity in net loss of subsidiary	120,048	—	81,452	—	(201,500)	—
Equity investment (gain) loss	—	—	—	249	—	249
Loss on early extinguishment of debt	1,693	—	—	—	—	1,693
Other	—	—	—	(381)	—	(381)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	1,274	521	8,840	573	—	11,208
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	1,319	17,957	—	19,276
(Increase) decrease in prepaid expenses and other current assets	(383)	—	5,589	(1,129)	—	4,077
(Increase) decrease in other assets	1,171	219	507	(3,496)	—	(1,599)
(Increase) decrease in intercompany balance	33,286	(22,604)	(62,803)	52,121	—	—
Increase (decrease) in accounts payable	78	—	(13,502)	(20,368)	—	(33,792)
Increase (decrease) in accrued interconnection costs	—	—	273	(12,570)	—	(12,297)
Increase (decrease), net, in deferred revenue, accrued expenses, other current liabilities, accrued income taxes and other liabilities	(3,606)	31	394	(4,132)	—	(7,313)
Increase (decrease) in accrued interest	(149)	—	59	—	—	(90)

Net cash provided by (used in) operating activities	(968)	—	(92,973)	43,223	—	(50,718)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(4,011)	(45,812)	—	(49,823)
Cash used for business acquisitions, net of cash acquired	—	—	—	(243)	—	(243)
Decrease in restricted cash	—	—	—	5,813	—	5,813

Net cash used in investing activities	—	—	(4,011)	(40,242)	—	(44,253)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations	—	—	100,000	12,717	—	112,717
Deferred financing costs	—	—	(3,000)	—	—	(3,000)
Principal payments on capital leases, vendor financing and other long-term obligations	—	—	(875)	(19,394)	—	(20,269)
Proceeds from sale of common stock	256	—	—	—	—	256

Net cash provided by (used in) financing activities	256	—	96,125	(6,677)	—	89,704

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	(1,402)	—	(1,402)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(712)	—	(859)	(5,098)	—	(6,669)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,967	—	413	47,288	—	49,668

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,255	$—	$(446)	$42,190	$—	$42,999

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	For the Year Ended December 31, 2004
	PTGI	IHC	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,581)	$16,582	$11,359	$56,444	$(84,385)	$(10,581)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts receivable	—	—	2,368	17,842	—	20,210
Non-cash compensation expense	10	—	—	—	—	10
Depreciation and amortization	—	—	27,882	64,862	—	92,744
Loss on sale of fixed assets	—	—	1,873	68	—	1,941
Asset impairment write-down	—	—	1,474	150	—	1,624
Equity in net income of subsidiary	(37,546)	—	(46,839)	—	84,385	—
Equity investment (gain) loss	—	—	—	412	—	412
(Gain) loss on early extinguishment of debt	11,958	—	(1,471)	495	—	10,982
Other	—	—	—	(452)	—	(452)
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	2,682	(934)	(3,650)	(8,574)	—	(10,476)
Changes in assets and liabilities, net of acquisitions:
Decrease in accounts receivable	—	—	3,933	(3,572)	—	361
(Increase) decrease in prepaid expenses and other current assets	198	—	(5,082)	8,586	—	3,702
(Increase) decrease in other assets	1,346	(219)	226	(12,280)	—	(10,927)
(Increase) decrease in intercompany balance	236,946	(17,823)	(207,793)	(11,330)	—	—
Increase in accounts payable	949	—	4,599	2,395	—	7,943
Decrease in accrued interconnection costs	—	—	(14,234)	(5,921)	—	(20,155)
Increase (decrease) in accrued expenses, other current liabilities, accrued income taxes and other liabilities	3,013	2,394	931	(21,218)	—	(14,880)
Increase (decrease) in accrued interest	(7,224)	—	8,669	(507)	—	938

Net cash provided by (used in) operating activities	201,751	—	(215,755)	87,400	—	73,396

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	—	(6,933)	(34,853)	—	(41,786)
Cash used for business acquisitions, net of cash acquired	—	—	—	(29,608)	—	(29,608)
Increase in restricted cash	—	—	—	(4,186)	—	(4,186)

Net cash used in investing activities	—	—	(6,933)	(68,647)	—	(75,580)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term obligations, net	—	—	240,000	2,240	—	242,240
Deferred financing costs	—	—	(7,000)	—	—	(7,000)
Purchase of the Company’s debt securities	(202,972)	—	(4,500)	—	—	(207,472)
Principal payments on capital leases, vendor financing and other long-term obligations	—	—	(6,691)	(28,873)	—	(35,564)
Proceeds from sale of common stock	1,402	—	—	—	—	1,402

Net cash (used in) provided by financing activities	(201,570)	—	221,809	(26,633)	—	(6,394)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	—	(5,820)	—	(5,820)

NET CHANGE IN CASH AND CASH EQUIVALENTS	181	—	(879)	(13,700)	—	(14,398)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,786	—	1,292	60,988	—	64,066

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,967	$—	$413	$47,288	$—	$49,668

21. SUBSEQUENT EVENTS

In March 2007, the Company’s wholly owned Canadian subsidiary entered into a Senior Secured Credit Agreement (“Credit Agreement”) with Guggenheim Corporate Funding, LLC, as Administrative Agent and Collateral Agent, to refinance an existing Canadian credit facility. The existing Canadian credit facility was scheduled to mature in April 2008 and is being refinanced with the five year Credit Agreement maturing in 2012. The Credit Agreement provides for a $35 million non-amortizing loan bearing interest at a rate of LIBOR plus 425 basis points. The loan proceeds were used to refinance the existing Canadian credit facility, including certain costs related to the transaction, and to finance certain capital expenditures. The Credit Agreement is secured by assets of the Company’s Canadian operations and certain guarantees.

In February 2007, the Company received unanimous consent to an amendment of its existing $100 million Term Loan. This amendment enables Primus Telecommunications IHC, Inc. (IHC), a wholly-owned subsidiary of the Company, to issue up to $200 million of existing authorized indebtedness in the form of newly authorized secured notes with a second lien security position (“Second Lien Notes”). The amendment allowed for an increase of  1/4% to the interest rate of the Term Loan and adjusted the early call features. In February 2007, subsequent to the effectiveness of the Term Loan amendment, IHC agreed to issue in a private transaction $33.0 million principal amount of the 14  1/4% Second Lien Notes, in exchange of $40.7 million principal amount of the Company’s outstanding October 1999 Senior Notes (the “Exchange Transaction”). In February and March 2007, IHC also issued for cash in private transactions an additional $75.2 million principal amount of 14  1/4% Second Lien Notes. Net cash proceeds from the 14  1/4% Second Lien Notes issuance, after giving effect to anticipated expenses, discounts and fees related to all of the foregoing transactions (including the Term Loan Amendment) is expected to be approximately $68 million.

In February 2007, the Company renegotiated the payment terms of its $7.9 million (10.1 million AUD) promissory note payable to Optus Networks Pty. Limited to extend the payment schedule through December 2008 in 24 equal monthly payments. The interest rate remains 10.2%, and the interest payments continue monthly.

The Company sold its domain name registry and web hosting subsidiary, Planet Domain, in Australia to Net Registry, a Sydney based specialist web hosting and domain registry company, on February 15, 2007. The sale price was approximately $6.5 million ($8.3 million AUD). The net assets of Planet Domain were approximately $0.2 million at December 31, 2006. Planet Domain generated net revenue of $4.2 million, $3.6 million and $2.7 million and income from operations of $1.1 million, $0.8 million and $0.6 million for 2006, 2005 and 2004, respectively. See Note 18— Discontinued Operations.

SCHEDULE II

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

VALUATION AND QUALIFYING ACCOUNTS

Activity in the Company’s allowance accounts for the years ended December 31, 2006, 2005 and 2004 was as follows (in thousands):

	Doubtful Accounts Receivable
Period	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Balance at End of Period
2004	$20,975	$20,210	$(21,153)	$20,032
2005	$20,032	$21,522	$(24,766)	$16,788
2006	$16,788	$15,094	$(14,586)	$17,296

	Deferred Tax Asset Valuation
Period	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Balance at End of Period
2004	$219,564	$15,691	$—	$235,255
2005	$235,255	$26,681	$—	$261,936
2006	$261,936	$75,760	$—	$337,696

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